GSC Capital Corp. Mortgage Trust 2006-1

Issuing Entity

and

THE BANK OF NEW YORK

INDENTURE TRUSTEE

_______________________________________________________

INDENTURE

DATED AS OF MARCH 22, 2006

_______________________________________________________

________________________________________________________________________________

MORTGAGE-BACKED NOTES

_______________________________

_______________________________

TABLE OF CONTENTS

Section	Page

ARTICLE I DEFINITIONS

Section 1.01 Definitions
Section 1.02 Rules of Construction

ARTICLE II ORIGINAL ISSUANCE OF NOTES

Section 2.01 Form
Section 2.02 Execution, Authentication and Delivery

ARTICLE III COVENANTS

Section 3.01 Collection of Payments with respect to the Mortgage Loans
Section 3.02 Maintenance of Office or Agency
Section 3.03 Money for Payments To Be Held in Trust; Paying Agent
Section 3.04 Existence
Section 3.05 Protection of Trust Estate
Section 3.06 Opinions as to Trust Estate
Section 3.07 Performance of Obligations
Section 3.08 Negative Covenants
Section 3.09 Annual Statement as to Compliance
Section 3.10 Representations and Warranties Concerning the Mortgage Loans
Section 3.11 Amendments to Sale and Servicing Agreement
Section 3.12 Master Servicer as Agent and Bailee of the Indenture Trustee
Section 3.13 Investment Company Act
Section 3.14 Issuing Entity May Consolidate, etc
Section 3.15 Successor or Transferee
Section 3.16 No Other Business
Section 3.17 No Borrowing
Section 3.18 Guarantees, Loans, Advances and Other Liabilities
Section 3.19 Capital Expenditures
Section 3.20 Determination of Note Rate
Section 3.21 Restricted Payments
Section 3.22 Notice of Events of Default
Section 3.23 Further Instruments and Acts
Section 3.24 Certain Representations Regarding the Trust Estate
Section 3.25 [reserved]
Section 3.26 [reserved]
Section 3.27 [reserved]

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Section 3.28 Allocation of Realized Losses
Section 3.29 Allocation of Subsequent Recoveries

ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01 The Notes
Section 4.02 Priorities of Distribution
Section 4.03 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of
Note Registrar and Certificate Registrar
Section 4.04 Mutilated, Destroyed, Lost or Stolen Notes
Section 4.05 Persons Deemed Owners
Section 4.06 Cancellation
Section 4.07 Book-Entry Notes
Section 4.08 Notices to Depository
Section 4.09 Definitive Notes
Section 4.10 Tax Treatment
Section 4.11 Satisfaction and Discharge of Indenture
Section 4.12 Application of Trust Money
Section 4.13 Repayment of Monies Held by Paying Agent
Section 4.14 Temporary Notes
Section 4.15 Representation Regarding ERISA
Section 4.16 Privately Offered Notes
Section 4.17 Swap Contract

ARTICLE V DEFAULT AND REMEDIES

Section 5.01 Events of Default
Section 5.02 Acceleration of Maturity; Rescission and Annulment
Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
Section 5.04 Remedies; Priorities
Section 5.05 Optional Preservation of the Trust Estate
Section 5.06 Limitation of Suits
Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest
Section 5.08 Restoration of Rights and Remedies
Section 5.09 Rights and Remedies Cumulative
Section 5.10 Delay or Omission Not a Waiver
Section 5.11 Control By Noteholders
Section 5.12 Waiver of Past Defaults
Section 5.13 Undertaking for Costs
Section 5.14 Waiver of Stay or Extension Laws
Section 5.15 Sale of Trust Estate
Section 5.16 Action on Notes
Section 5.17 Performance and Enforcement of Certain Obligations

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ARTICLE VI THE INDENTURE TRUSTEE

Section 6.01 Duties of Indenture Trustee
Section 6.02 Rights of Indenture Trustee
Section 6.03 Individual Rights of Indenture Trustee
Section 6.04 Indenture Trustee’s Disclaimer
Section 6.05 Notice of Event of Default
Section 6.06 Reports by Indenture Trustee to Holders and Tax Administration
Section 6.07 Compensation
Section 6.08 Replacement of Indenture Trustee
Section 6.09 Successor Indenture Trustee by Merger
Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee
Section 6.11 Representations and Warranties
Section 6.12 Directions to Indenture Trustee
Section 6.13 The Agents
Section 6.14 Eligibility; Disqualification
Section 6.15 Preferential Collection of Claims Against Issuing Entity
Section 6.16 Certain Matters Affecting the Indenture Trustee

ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders
Section 7.02 Preservation of Information; Communications to Noteholders
Section 7.03 [Reserved]
Section 7.04 [Reserved]
Section 7.05 Monthly Statements to Noteholders

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Collection of Money
Section 8.02 [Reserved]
Section 8.03 Officer’s Certificate
Section 8.04 Termination Upon Distribution to Noteholders
Section 8.05 Release of Trust Estate
Section 8.06 Surrender of Notes Upon Final Payment
Section 8.07 Optional Redemption of the Notes
Section 8.08 Swap Account
Section 8.09 Termination Following TMP Trigger Event

ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders
Section 9.02 Supplemental Indentures With Consent of Noteholders
Section 9.03 Execution of Supplemental Indentures
Section 9.04 Effect of Supplemental Indenture
Section 9.05 Reference in Notes to Supplemental Indentures
Section 9.06 Swap Counterparty Consent

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ARTICLE X MISCELLANEOUS

Section 10.01 Compliance Certificates and Opinions, etc
Section 10.02 Form of Documents Delivered to Indenture Trustee
Section 10.03 Acts of Noteholders
Section 10.04 Notices etc., to Indenture Trustee Issuing Entity, Swap Counterparty and Rating Agencies
Section 10.05 Notices to Noteholders; Waiver
Section 10.06 Effect of Headings
Section 10.07 Successors and Assigns
Section 10.08 Separability
Section 10.09 [Reserved]
Section 10.10 Legal Holidays
Section 10.11 GOVERNING LAW
Section 10.12 Counterparts
Section 10.13 Recording of Indenture
Section 10.14 Issuing Entity Obligation
Section 10.15 No Petition
Section 10.16 Inspection

ARTICLE XI TMP TRIGGER EVENT

Section 11.01 Discharge of Indenture and Transfer of Mortgage Loans
Section 11.02 Conditions Precedent to a REMIC Conversion. Prior to a REMIC Conversion
following a TMP Trigger Event:

EXHIBITS

Exhibit A-1	—	Form of Class A Notes
Exhibit A-2	—	Form of Class M Notes
Exhibit A-3	—	Form of Class B Notes
Exhibit A-4	—	Form of Class C Notes
Exhibit B	—	Form of Transferor Certificate for Private Certificates
Exhibit C	—	Form of Rule 144A Investment Letter
Exhibit D	—	Form of Investment Letter
Exhibit E	—	Form of Transferee Certificate
Exhibit F	—	Form of Swap Contract
Exhibit G	—	Form of Swap Contract Assignment Agreement
Exhibit H	—	Form of Swap Contract Administration Agreement
Exhibit I	—	Form of Swap Guarantee
Appendix A	—	Definitions

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This Indenture, dated as of March 22, 2006, is entered into between GSC Capital Corp. Mortgage Trust 2006-1, a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s Mortgage-Backed Notes, Series 2006-1 (the “Notes”).

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuing Entity’s right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans, Replacement Mortgage Loans, and the proceeds thereto and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) [reserved]; (e) any REO Property, (f) each Required Insurance Policy, and any amounts payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto); (g) all rights under (i) the Sale and Servicing Agreement as assigned to the Issuing Entity, with respect to the Mortgage Loans, (ii) any subservicing agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; (h) the rights with respect to the Swap Contract; and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

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ARTICLE I

DEFINITIONS

Section 1.01    Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02	Rules of Construction. Unless the context otherwise requires:
(i)	a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” is not exclusive;
(iv)	“including” means including without limitation;

(v)          words in the singular include the plural and words in the plural include the singular; and

(vi)         any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01     Form. The Class A, Class M, Class B and Class C, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, A-2, A-3 and A-4, as applicable, to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibit A-1, A-2, A-3 and A-4 to this Indenture are part of the terms of this Indenture.

Section 2.02     Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuing Entity Request authenticate and deliver the Bonds for original issue in an aggregate initial Note Principal Balance of $433,625,287.82. Each Class of Bonds shall be issued in the following aggregate initial Note Principal Balances:

Class	Aggregate Initial Note Principal Balance
A-1	$369,877,000.00
A-2	$ 41,097,000.00
A-3	$ 2,054,000.00
M-1	$ 8,889,000.00
M-2	$ 2,168,000.00
M-3	$ 3,252,000.00
M-4	$ 2,168,000.00
B-1	$ 2,168,000.00
C	$ 1,952,287.82

Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Principal Balances of $20,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note or a facsimile thereof, a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01      Collection of Payments with respect to the Mortgage Loans. The Indenture Trustee shall maintain the Payment Account established pursuant to Section 3.05 of the Sale and Servicing Agreement in accordance with the requirements of such Section. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 herein, as provided in Section 3.05 of the Sale and Servicing Agreement from monies on deposit in the Payment Account.

Section 3.02      Maintenance of Office or Agency. The Indenture Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Notes may be surrendered for registration of transfer or exchange. The Indenture Trustee initially designates its offices at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, as offices for such purposes. The Indenture Trustee will give prompt written notice to the Noteholders of any change in such location of any such office or agency.

Section 3.03      Money for Payments To Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.03. The Issuing Entity hereby appoints the Indenture Trustee as its Paying Agent.

The Issuing Entity will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Indenture Trustee notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)         at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)         immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)         not commence a bankruptcy proceeding against the Issuing Entity in connection with this Indenture.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying

Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04     Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05      Protection of Trust Estate. (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)           maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)         cause the Indenture Trustee or Master Servicer to enforce any of the rights to the Mortgage Loans; or

(iv)         preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)          Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.06(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.06(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.05 upon the Issuing Entity’s preparation thereof and delivery to the Indenture Trustee.

Section 3.06      Opinions as to Trust Estate. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b)          On or before April 15 in each calendar year, beginning in 2007, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.07     Performance of Obligations. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)          The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

(c)          The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans, or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may exercise the rights of the Issuing Entity to direct the actions of the Master Servicer pursuant to the Sale and Servicing Agreement.

(d)          The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

Section 3.08     Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(i)           except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(ii)          claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)          (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)         waive or impair, or fail to assert rights under, the Mortgage Loans or impair or cause to be impaired the Issuing Entity’s interest in the Mortgage Loans, the Sale and Servicing Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.09      Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2007, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)           a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)          to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10     Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Seller and CHL in the Sale and Servicing Agreement concerning the Seller or CHL, as applicable, to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller or CHL, as applicable, in the Sale and Servicing Agreement, the Indenture Trustee shall promptly notify the Seller or CHL, as applicable, of such finding and such party’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

Section 3.11    Amendments to Sale and Servicing Agreement. The Issuing Entity covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Sale and Servicing Agreement without the prior written consent of the Indenture Trustee. Subsequent to a TMP Trigger Event, the Indenture Trustee shall not enter into any such amendment or supplement without receiving an opinion of counsel to the effect that such amendment or supplement will not cause the imposition of any tax on the Trust or the Noteholders.

Section 3.12      Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuing Entity and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any related document in the Mortgage File released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer’s acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such document, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Master Servicer.

Section 3.13    Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.13 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.14     Issuing Entity May Consolidate, etc. (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i)           the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee, the payment to the Paying Agent of all amounts due to the Noteholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii)          immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Offered Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)         the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a “significant modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Offered Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes. Notwithstanding the foregoing, a TMP Trigger Event and subsequent REMIC Conversion will result in a “significant modification” of the Notes.

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

(b)          The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)           the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Offered Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Offered Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuing Entity, the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Offered Notes;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Offered Notes to be reduced, suspended or withdrawn;

(iv)         the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a “significant modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Offered Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes. Notwithstanding the foregoing, a TMP Trigger Event and subsequent REMIC Conversion will result in a “significant modification” of the Notes.

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.15     Successor or Transferee. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.14(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b)          Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.14(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.16     No Other Business. The Issuing Entity shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.17      No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.18    Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.19      Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.20     Determination of Note Rate. On each Interest Determination Date, the Indenture Trustee shall determine One-Month LIBOR and the related Note Rate for each Class of Notes (other than the Class C Notes), for the following Accrual Period and shall inform the Issuing Entity, the Master Servicer, and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof. The establishment of One-Month LIBOR on each such Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to each Class of Notes (other than the Class C Notes) for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.21      Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) payments and payments to the Owner Trustee, the Indenture Trustee, Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicer, and the Subservicers pursuant to the terms of the Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or payments from the Collection Account except in accordance with this Indenture and the Basic Documents.

Section 3.22      Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.23      Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.24	Certain Representations Regarding the Trust Estate.

(a)          With respect to that portion of the Collateral described in clauses (a) through (i) of the definition of Trust Estate, the Issuing Entity represents to the Indenture Trustee that:

(i)           This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii)          In each case, within the meaning of the applicable UCC: (A) the Collateral described in clauses (a) through (c) constitutes “deposit accounts” or “instruments,” as applicable; (B) the Collateral described in clause (e) constitutes “real property;”(C) the Collateral described in clause (f) constitutes “insurance;” and (D) the Collateral described in clauses (g), (h) and (i) constitute “general intangibles.”

(iii)        The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)         The Issuing Entity has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

(v)          Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, or the conveyances that the Issuing Entity would be required to make at the time of a REMIC Conversion following the satisfaction and discharge of this Indenture following a TMP Trigger Event, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(vi)         The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(b)          With respect to any Collateral in which a security interest may be perfected by filing, the Issuing Entity has not authorized the filing of, and is not aware of any financing statements against, the Issuing Entity, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the

Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

(c)          The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.24 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

(d)          The foregoing representations may not be waived and shall survive the issuance of the Notes.

Section 3.25	[reserved].
Section 3.26	[reserved].
Section 3.27	[reserved].

Section 3.28     Allocation of Realized Losses. On each Payment Date, the Indenture Trustee shall allocate any Applied Realized Loss Amount to reduce the Note Principal Balances of the Class B-1, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, sequentially, in that order, in each case until the Note Principal Balance thereof is reduced to zero. After the Note Principal Balances of the Subordinate Notes have been reduced to zero, (i) the Indenture Trustee shall allocate any Applied Realized Loss Amounts to reduce the Note Principal Balance of the Class A-3, Class A-2 and Class A-1 Notes, sequentially, in that order, in each case until the Note Principal Balance thereof is reduced to zero.

Section 3.29     Allocation of Subsequent Recoveries. On each Payment Date, the Indenture Trustee shall allocate the amount of the Subsequent Recoveries, if any, first to increase the Note Principal Balances of the Class A-3, Class A-2 and Class A-1 Notes, sequentially, in that order, to which Applied Realized Loss Amounts have been previously allocated, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class, and then to increase the Note Principal Balance of the Subordinate Notes to which Applied Realized Loss Amounts have been previously allocated, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

Holders of Notes to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01      The Notes. Each Class of Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $20,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuing Entity.

Section 4.02	Priorities of Distribution.

(a)          On each Payment Date, the Interest Funds for such Payment Date shall be distributed by the Indenture Trustee from the Payment Account in the following order of priority:

(i)           to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Payment Date;

(ii)          concurrently, to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, the Current Interest and any Interest Carry Forward Amount for each such Class and such Payment Date;

(iii)        sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, the Current Interest for each such Class, and

(iv)	any remainder as part of the Excess Cashflow.

(b)          On each Payment Date, the Principal Distribution Amount for such Payment Date shall be distributed by the Indenture Trustee from the Payment Account in the following order of priority:

(i)           with respect to any Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)         concurrently, to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, in each case until the Note Principal Balance thereof is reduced to zero;

(B)         sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero; and

(C)	any remainder as part of the Excess Cashflow.

(ii)          with respect to any Payment Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, sequentially:

(A)         in an amount equal to the Class A Principal Distribution Amount, concurrently, to the Class A-1, Class A-2 and Class A-3 Notes, pro rata, in each case until the Note Principal Balance thereof is reduced to zero;

(B)         sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, the Subordinate Class Principal Distribution Amount for each such Class, until the Note Principal Balance of each such Class is reduced to zero; and

(C)	any remainder as part of the Excess Cashflow.

(c)          With respect to any Payment Date, any Excess Cashflow shall be distributed to the Classes of Notes in the following order of priority, to the extent of the remaining Excess Cashflow:

(i)           to the Holders of the Class or Classes of Adjustable Rate Notes then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such Holders of each such Class as part of the Principal Distribution Amount pursuant to Section 4.02(b) above;

(ii)          sequentially, to Holders of the Class A-1, Class A-2 and Class A-3 Notes, in that order, based on the amount of Unpaid Realized Loss Amount for each such Class, in an amount equal to the Unpaid Realized Loss Amount for each such Class;

(iii)        sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second, in an amount equal to the Unpaid Realized Loss Amount for that class;

(iv)         first, to Holders of the Class A-1, Class A-2 and Class A-3 Notes, pro rata based on entitlement, to the extent needed to pay any remaining Net Rate Carryover for each such class, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

(v)          to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event;

(vi)	to the Class C Notes, any remaining amount; and
(vii)	to the Owner Trust Certificates, any remaining amount.

(d)          On each Payment Date on or prior to the Swap Contract Termination Date, following the deposits to the Swap Account pursuant to Section 4.02(a)(i) and the distributions described under Section 4.02(c)(i) through (iv), the Indenture Trustee shall distribute amounts on deposit in the Swap Account in the following amounts and order of priority:

(i)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Payment Date;

(ii)          to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Payment Date;

(iii)         concurrently to the Holders of each Class of Class A Notes, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(iv)         sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the Class;

(v)          to the Holders of the Class or Classes of Adjustable Rate Notes then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distributions described under Section 4.042b), payable to such Holders of each such Class in the same manner in which the Extra Principal Distribution Amount in would be distributed to such Classes as described under Section 4.02(b);

(vi)         first, to the Holders of the Class A-1, Class A-2 and Class A-3 Notes, pro rata based on entitlement, to the extent needed to pay any remaining Net Rate Carryover for each such Class, and second, sequentially to the Class M-1, Class M-2, Class M-3 and Class M-4 and Class B-1 Notes, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such Class;

(vii)       sequentially, to the Holders of the Class A-1, Class A-2 and Class A-3 Notes, in that order, based on the amount of Unpaid Realized Loss Amount for each such Class, in an amount equal to the Unpaid Realized Loss Amount for each such Class; and

(viii)      sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the Class.

On each Payment Date on or prior to the Swap Contract Termination Date, following the distributions described under Section 4.02(c)(6), the Swap Indenture Trustee shall distribute amounts on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Payment Date.

(e)          Subject to Section 9.02 of the Sale and Servicing Agreement respecting the final distribution, on each Payment Date the Indenture Trustee shall make distributions to each Noteholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Indenture Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Notes with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, but subject to Section 9.02 of the Sale and Servicing Agreement respecting the final distribution, distributions with respect to Notes registered in the name of a Depository shall be made to such Depository in immediately available funds.

On or before 5:00 p.m. Pacific time on the fifth Business Day following each Determination Date (but in no event later than 5:00 p.m. Pacific time on the third Business Day before the related Payment Date), the Master Servicer shall deliver a report to the Indenture Trustee (in the form of a computer readable magnetic tape or by such other means as the Master Servicer and the Indenture Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Indenture Trustee such as to permit the Indenture Trustee to prepare the Monthly Statement and make the required distributions for the related Payment Date (the “Remittance Report”). The Indenture Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

Section 4.03    Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuing Entity hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

Section 4.04     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the

Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.04, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.04 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.05     Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Paying Agent nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.06      Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.06, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.07     Book-Entry Notes. The Offered Notes, upon original issuance, will be issued in the form of typewritten Notes to be delivered to the Indenture Trustee as Custodian for the Depository. The Offered Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.09. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.09:

(i)	the provisions of this Section 4.07 shall be in full force and effect;

(ii)          the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)        to the extent that the provisions of this Section 4.07 conflict with any other provisions of this Indenture, the provisions of this Section 4.07 shall control;

(iv)         the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.09, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 4.08      Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.09, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.09      Definitive Notes. If (i) the Depository notifies the Issuing Entity that it is no longer willing or able to properly discharge its responsibilities with respect to the Offered Notes or (ii) after the occurrence of an Event of Default, Beneficial Owners of Offered Notes representing beneficial interests aggregating at least a majority of the Note Principal Balances of the Offered Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same.

Upon surrender to the Indenture Trustee of any such Note representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.10      Tax Treatment. The Issuing Entity has entered into this Indenture, and the Offered Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Offered Notes will qualify as indebtedness. The Issuing Entity and the Indenture Trustee (in accordance with Section 6.07 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 4.11      Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.15, 3.17 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.08 and the obligations of the Indenture Trustee under Section 4.12) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuing Entity, when

(A)	either

(1)          all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.02 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation;

(2)	all Notes not theretofore delivered to the Indenture Trustee for cancellation
a.	have become due and payable,
b.	will become due and payable at the Maturity Date within one year, or
c.	have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof, or

(3)

following the occurrence of a TMP Trigger Event, concurrently with the later to occur of (i) the satisfaction of all conditions precedent to a REMIC Conversion and (ii) the exchange of (y) the Offered Notes for the for the Class A REMIC Notes and Class M-1 REMIC Notes and (z) the Privately Offered Notes and the Privately Offered Certificates.

and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding and all amounts owing under the Swap Contract not theretofore delivered to the Indenture Trustee for cancellation when due on the Maturity Date or other final Payment Date and has delivered to the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuing Entity shall have complied with all requirements of Section 9.07 hereof,

(B)         the Issuing Entity has paid or caused to be paid all other sums payable hereunder; and

(C)         the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an “in-substance defeasance” within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuing Entity will be the owner of the assets deposited in trust for federal income tax purposes.

Section 4.12     Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.11 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuing Entity, Certificate Paying Agent as designee of the Issuing Entity, as the Indenture Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.13     Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.05 of the Servicing Agreement and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.14     Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee in care of DTC Transfer Services, located at 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15      Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) for an Offered Note (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Note is rated investment grade or better and such person believes that the Offered Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat the Offered Note. Alternatively, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, CHL, the Note Registrar, the Depositor, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject CHL, the Seller, the Depositor, any Underwriter, the Note Registrar, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture or Sale and Servicing Agreement.

Section 4.16	Privately Offered Notes.

No Transfer of a Privately Offered Note shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Noteholder desiring to effect such Transfer and such Noteholder’s prospective transferee shall each certify to the Indenture Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit B (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit D (the “Investment Letter”) or Exhibit C (the “Rule 144A Letter”) or (ii) there shall be delivered to the Indenture Trustee at the expense of the Noteholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Privately Offered Note and any prospective transferee designated by any such Holder, information regarding the related Notes and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Indenture Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Notes, the Mortgage Loans and other matters regarding the Issuing Entity as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Privately Offered Note desiring to effect such Transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Privately Offered Notes to the Depositor or the Seller.

No transfer, sale, pledge or other disposition of any Privately Offered Note shall be made and the Note Registrar shall refuse to register any such transfer, sale, pledge or other disposition, unless (A) effective prior to the date of any TMP Trigger Event, the transferee certifies in the form of Exhibit E hereto to the Owner Trustee, the Note Registrar and the Indenture Trustee that, 100% of the Privately Offered Notes and the Certificate will be owned by a single REIT, directly or indirectly through one or more QRSs of such REIT or one or more entities disregarded as entities separate from such REIT or such QRSs; provided, that, notwithstanding the foregoing, (x) the Privately Offered Notes may be pledged to secure indebtedness and may be the subject of repurchase agreements treated by the Trust as secured indebtedness for federal income tax purposes, and (y) the Privately Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Certificate Registrar, the Owner Trustee and the Indenture Trustee a certificate substantially in the form attached as Exhibit K to the Trust Agreement certifying to such effect. Upon a default under any such indebtedness, the lender or repurchase agreement counterparty, as applicable may deliver to the Certificate Registrar, the Owner Trustee and the Indenture Trustee a certificate substantially in the form attached to the Trust Agreement as Exhibit N certifying that a default has occurred and that a REMIC Conversion should be undertaken or (B) with respect to the Privately Offered Notes, all of such Privately Offered Notes (but not the Owner Trust Certificate) are transferred to the Issuing Entity in exchange for the Issuing Entity’s causing the delivery to the transferor of the REMIC Privately Offered Certificates issued in connection with a REMIC Conversion.

Notwithstanding the foregoing, the provisions of this Section shall not apply to the initial transfer of the Privately Offered Notes to the Initial Single Owner or the re-registering of such Notes to any repurchase agreement counterparty.

Section 4.17	Swap Contract.

CHL shall cause The Bank of New York to enter into the Swap Contract Administration Agreement and shall assign all of its right, title and interest in and to the interest rate swap transaction evidenced by the Swap Contract to, and shall cause all of its obligations in respect of such transaction to be assumed by, the Swap Contract Administrator, on the terms and conditions set forth in the Swap Contract Assignment Agreement. The Indenture Trustee’s rights to receive certain proceeds of the Swap Contract as provided in the Swap Contract Administration Agreement shall be rights of the Indenture Trustee for the benefit of the Noteholders and shall be an asset of the Trust. The Indenture Trustee shall deposit any amounts received from time to time from the Swap Contract Administrator with respect to the Swap Contract into the Swap Account. The Master Servicer shall deposit any amounts received on behalf of Indenture Trustee from time to time with respect to the Swap Contract into the Swap Account.

On the Business Day preceding each Payment Date, the Indenture Trustee shall notify the Swap Contract Administrator of any amounts distributable to the Adjustable Rate Notes pursuant to Section 4.02(d)(iii) through (viii) that will remain unpaid following all distributions to be made on such Payment Date pursuant to Section 4.02(a) through (c).

No later than two Business Days following each Payment Date, the Indenture Trustee shall provide the Swap Contract Administrator with information regarding the aggregate Note Principal Balance of the Adjustable Rate Notes after all distributions on such Payment Date.

Upon the Swap Contract Administrator obtaining actual knowledge of the rating of the Swap Counterparty falling below the Approved Rating Thresholds (as defined in the Swap Contract), the Indenture Trustee shall direct the Swap Contract Administrator to demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex). If a Delivery Amount is demanded, the Indenture Trustee shall set up an account in accordance with Section 8.08 to hold cash or other eligible investments pledged under the ISDA Credit Support Annex. Any cash or other eligible investments pledged under the ISDA Credit Support Annex shall not be part of the Payment Account or the Swap Account unless they are applied in accordance with the ISDA Credit Support Annex to make a payment due to the Swap Contract Administrator pursuant to the Swap Contract.

Upon the Indenture Trustee obtaining actual knowledge of a Failure to Pay or Deliver (as defined in the Swap Contract), the Indenture Trustee shall direct the Swap Contract Administrator to demand payment under the Swap Guarantee.

Upon the Indenture Trustee obtaining actual knowledge of an Event of Default (as defined in the Swap Contract) or Termination Event (as defined in the Swap Contract) for which the Swap Contract Administrator has the right to designate an Early Termination Date (as defined in the Swap Contract), the Indenture Trustee shall act at the written direction of the Depositor as to whether to direct the Swap Contract Administrator to designate an Early Termination Date; provided, however, that the Indenture Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event. Upon the termination of the Swap Contract under the circumstances contemplated by this Section 4.17, the Indenture Trustee shall use its reasonable best efforts to enforce the rights of the Swap Contract Administrator as may be permitted by the terms of the Swap Contract and consistent with the terms hereof, and CHL shall assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract.

In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract and such upfront amount is received by the Swap Contract Administrator prior to the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty in respect of the original Swap Contract (the “Adjusted Replacement Upfront Amount”) shall be included in Interest Funds for Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date and any upfront amount in excess of the Adjusted Replacement Upfront Amount shall be distributed to CHL and will not be available to make distributions in respect of any Class of Certificates. Any upfront amount paid to the Swap Contract Administrator by the swap counterparty in respect of a replacement swap contract after the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, such upfront amount shall be retained by the Swap Contract Administrator and remitted to the Swap Trustee on subsequent Distribution Dates up to and including the Swap Contract Termination Date to pay any amounts distributable to the Interest-Bearing Certificates pursuant to Section 4.04(d)(3) through (8) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.04(a) through (c).

Any portion of any Net Swap Payment or Swap Termination Payment payable by the Swap Counterparty and not remitted by the Swap Contract Administrator to the Indenture Trustee with respect to any Payment Date will be remitted to CHL and will not be available to make distributions in respect of any Class of Notes.

The Swap Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Swap Counterparty’s rights explicitly specified herein as if a party hereto.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01     Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), (iv) or (v) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Offered Notes representing not less than a majority of the aggregate Note Principal Balance of the Offered Notes may declare the Notes Offered Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes Offered Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes Offered Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if

(i)           the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)         all payments of principal of and interest on the Notes Offered Notes and all other amounts that would then be due hereunder or upon the Offered Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)         all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;

(ii)          all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)          The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Offered Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Offered Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, pay to the Indenture Trustee, for the benefit of the Holders of Offered Notes, the whole amount then due and payable on the Offered Notes for principal and interest, with interest at the applicable Note Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)          In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Offered Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor the Offered Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)          If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 11.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (, by such appropriate Proceedings, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)          In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Offered Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Offered Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, irrespective of whether the principal of any Offered Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Offered Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)          unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)        to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)         to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and,

in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(e)          Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)           All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

(g)          In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04      Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 11.16 hereof may, and shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Offered Notes, do one or more of the following (subject to Section 5.05 hereof):

(i)           institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)         exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)         sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Offered Notes, (B) the proceeds of such sale or liquidation distributable to the Holders of the Offered Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and amounts due and unpaid under the Swap Contract or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Offered Notes as they would have become due if the Offered Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate Note Principal Balance of the Offered Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Default under the Servicing Agreement has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

(b)          If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.07 hereof or the Sale and Servicing Agreement and to the Master Servicer for amounts due under the Sale and Servicing Agreement;

SECOND: to the Noteholders for amounts due and unpaid on the Notes with respect to interest and principal, first, to the Class A Noteholders on a pro rata basis, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Noteholders, in that order, according to the amounts due and payable on the Notes for interest and principal;

THIRD: first, sequentially, to the Class A-1, Class A-2 and Class A-3 Noteholders, in that order, and sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Noteholders, in that order, the amount of any related Unpaid Realized Loss Amounts not previously paid;

FOURTH: first, to the Class A-1, Class A-2 and Class A-3 Noteholders, pro rata, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Noteholders, in that order, the amount of any related Net Rate Carryover Amounts not previously paid;

FIFTH: the payment of the remainder, if any, to the Class C Notes; and

SIXTH: the payment of the remainder, if any, to the holder of the Owner Trust Certificates on behalf of the Issuing Entity or to any other person legally entitled thereto.

The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture

Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05      Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Offered Notes and other obligations of the Issuing Entity and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06      Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.16 hereof

(i)           such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)          the Holders of not less than 25% of the aggregate Note Principal Balances of the Offered Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)        such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)         the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings; and

(v)          no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Offered Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to a TMP Trigger Event, with respect to the meeting of the conditions to a REMIC Conversion or with respect to a REMIC Conversion.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Offered Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07     Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Notwithstanding the foregoing, in the event of a REMIC Conversion, Holders of Offered Notes shall receive, in a mandatory exchange for such Notes, REMIC Class A Notes and REMIC Class M-1 Notes, whose principal and interest entitlement shall not be determined by this Indenture but rather by the provisions of an indenture and pooling and servicing agreement, each as set forth in Exhibits L and M to the Trust Agreement, respectively, governing the cashflows of the REMIC Class A Notes and REMIC Class M-1 Notes. In addition, in the event of a REMIC Conversion, Holders of the Privately Offered Notes shall receive, in a mandatory exchange for such Notes, REMIC Notes, whose principal and interest entitlement shall not be determined by this Indenture but rather by the provisions of Exhibits L amd M to the Trust Agreement governing the cashflows of the REMIC Notes.

Section 5.08     Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10      Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11      Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balances of Offered Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Offered Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)           such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)          any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Offered Notes; and

(iii)        the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Offered Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12      Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Offered Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Offered Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13      Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Offered Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14      Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15      Sale of Trust Estate. (a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(a)          The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)          the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

(2)          the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale,

(3)          the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof, the cost for which the Indenture Trustee shall be entitled to be reimbursed pursuant to Section 6.07 hereof), the Holders of Notes representing at least 100% of the Note Principal Balances of the Offered Notes consent to such Sale; or

(3)          such Sale occurs following the occurrence of a TMP Trigger Event in accordance with the terms of this Indenture and the Trust Agreement.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(b)          Unless the Holders representing at least 66-2/3% of the Note Principal Balances of the Offered Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Offered Notes, shall bid an amount at least $1.00 more than the highest other bid.

(c)	In connection with a Sale of all or any portion of the Trust Estate,

(1)          any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon payment of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)          the Indenture Trustee, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)          the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)          the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)          no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16    Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

Section 5.17    Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuing Entity in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuing Entity to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Sale and the Servicing Agreement.

(a)          The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Note Principal Balances of the Offered Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Seller or the Master Servicer under or in connection with the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, as the case may be, and any right of the Issuing Entity to take such action shall not be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01      Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)           the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee; and

(ii)          in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)          The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuing Entity, which they are entitled to give under the Basic Documents.

(d)          The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

(e)          Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Sale and Servicing Agreement or the Trust Agreement.

(f)           No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h)          The Indenture Trustee shall act in accordance with Sections 6.03 and 6.04 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 6.02 of the Servicing Agreement.

Section 6.02     Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(a)          Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(b)          The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

(c)          The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d)          The Indenture Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)          For the limited purpose of effecting any action to be undertaken by the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)           The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee or (ii) pursuant to Sections 3.05(d), 5.04(b) or 6.07 hereunder.

Section 6.03    Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee.. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

Section 6.04    Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, other Basic Documents or the Notes, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05      Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Offered Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06     Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuing Entity as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099 and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

Section 6.07    Compensation. The Indenture Trustee shall (a) concurrently and in accordance with Section 3.08 of the Sale and Servicing Agreement (i) on each Payment Date, withdraw the Indenture Trustee Fee from the Payment Account for such Payment Date and (ii) on each anniversary of the first Payment Date, commencing in April 2007, withdraw the Owner Trustee’s Fee from the Payment Account and distribute such fee to the Owner Trustee and (b) distribute all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 4.02 hereof. In addition, the Indenture Trustee will each be entitled to recover from the Payment Account pursuant to Section 3.08(a) of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its willful misfeasance, bad faith or negligence or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein. Such indemnity shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee hereunder.

The Issuing Entity’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08    Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuing Entity. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Indenture Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Indenture Trustee. Holders of a majority of Note Principal Balances of the Offered Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall, remove the Indenture Trustee if:

(i) (i)	(ii) the Indenture Trustee fails to comply with Section 6.11 hereof;
(iii) (ii)	(iv) the Indenture Trustee is adjudged a bankrupt or insolvent;
(v) (iii)	(vi) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(vii) (iv)	(viii) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee fails to fulfill its obligations under this Section 6.08 with respect to notice to the Depositor or Article XI of the Sale and Servicing Agreement, and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), the Depositor may terminate the Indenture Trustee. If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall, promptly appoint a successor Indenture Trustee and shall provide written notice to the Depositor of any successor pursuant to this Section..

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity and shall provide to the Depositor, in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Indenture Trustee. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of a majority of Note Principal Balances of the Offered Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09    Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction. As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Indenture Trustee, the Indenture Trustee shall provide (x) written notice to the Depositor and the Master Servicer of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor Indenture Trustee.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

In addition, if the Swap Contract is still outstanding, the Person appointed as successor indenture trustee shall execute, acknowledge and deliver to the predecessor trustee, CHL and the Master Servicer an instrument accepting the appointment as successor Swap Contract Administrator under the Swap Contract Administration Agreement.

Section 6.10     Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)          no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)          Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)          Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11     Representations and Warranties. The Indenture Trustee hereby represents that:

(i)           The Indenture Trustee is duly organized and validly existing as an banking corporation in good standing under the laws of the New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)          The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)        The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(iv)         To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.12	Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)          to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

(b)          to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 through A-4 to this Indenture in accordance with the terms of this Indenture; and

(c)          to take all other actions as shall be required to be taken by the terms of this Indenture and the Sale and Servicing Agreement.

Section 6.13      The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its indemnity, rights and protections shall inure also to the Paying Agent, the Note Registrar and the Swap Contract Administrator.

Section 6.14      Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s and BBB or better by Standard & Poor’s. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.15     Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA §

311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 6.16	Certain Matters Affecting the Indenture Trustee.

The Depositor hereby directs the Indenture Trustee to execute, deliver and perform its obligations under the Swap Administration Agreement. The Seller, the Depositor, the Master Servicer and the Holders of the Adjustable Rate Notes by their acceptance of such Notes acknowledge and agree that the Indenture Trustee shall execute, deliver and perform its obligations under the Swap Administration Agreement and shall do so solely in its capacity as Indenture Trustee, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall apply to the Indenture Trustee’s execution of the Swap Administration Agreement in its capacity as Indenture Trustee.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01     Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02     Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)          Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03	[Reserved].
Section 7.04	[Reserved].

Section 7.05      Monthly Statements to Noteholders. (a) Not later than each Payment Date, the Indenture Trustee shall prepare and cause to be forwarded by first class mail to each Holder of Notes, the Master Servicer and the Depositor a statement setting forth for the Notes:

(i)           the amount of the related payment to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(ii)	the amount of such payment to Holders of each Class allocable to interest;
(iii)	the Note Rate on each Class of Notes for that Payment Date;
(iv)	the Interest Carry Forward Amounts for each class of Notes (if any);

(v)          the Note Principal Balance of each Class of Offered Notes after giving effect to (i) all distributions allocable to principal on the Payment Date, (ii) the allocation of any Applied Realized Loss Amounts for the Payment Date and (iii) the allocation of any Subsequent Recoveries for the Payment Date,

(vi)	the aggregate of the Stated Principal Balance of the Mortgage Loans;

(vii)       the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

(viii)      the Net Rate Carryover Amount paid on any Class of Notes on such Payment Date and any Net Rate Carryover Amounts remaining unpaid on any Class of Notes on such Payment Date;

(ix)	the amount of Advances included in the payment on such Payment Date;

(x)          the amount of Applied Realized Loss Amounts applied to the Notes for such Payment Date;

(xi)         the cumulative amount of Applied Realized Loss Amounts applied to the Notes to date;

(xii)       the number and aggregate principal amounts of Mortgage Loans: (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

(xiii)      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof;

(xiv)      the aggregate Stated Principal Balances of any Mortgage Loans converted to REO Properties as of the close of business on the Determination Date preceding such Payment Date, and after a TMP Trigger Event but prior to a REMIC Conversion, the amount of proceeds received in connection with the sale of all REO Property;

(xv)	the aggregate Stated Principal Balances of all Liquidated Loans;

(xvi)      with respect to any Liquidated Loan, the loan number and Stated Principal Balance relating thereto;

(xvii)     the amount of any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to such Payment Date or (b) payable to the Swap Contract Administrator for such Payment Date and allocated to the Trust;

(xviii)	whether a Trigger Event is in effect;

(xix)      all payments made by the Master Servicer in respect of Compensating Interest for such Payment Date.

(b)          The Indenture Trustee’s responsibility for disbursing the above information to the Noteholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Indenture Trustee will send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency. The Indenture Trustee may make the above information available to Noteholders via the Indenture Trustee’s website at http://www. bnyinvestorreporting.com.

(c)          Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Noteholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01      Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02	[Reserved].

Section 8.03     Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to

Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04     Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.05     Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Master Servicer of a Mortgage Loan pursuant to Section 2.03 of the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)          The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)          The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied or following the occurrence of a TMP Trigger Event upon a REMIC Conversion.

Section 8.06      Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon or concurrently against receipt of a Class A REMIC Note, Class M-1 REMIC Note or Privately Offered Certificate.

Section 8.07      Optional Redemption of the Notes. (a) The Seller shall have the option to purchase the Mortgage Loans, and thereby redeem the Notes, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of Cut-off Date. The aggregate purchase price for the Notes will be equal to the unpaid Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Rate through such Payment Date (including any related Net Rate Carryover and Interest Carry-Forward Amount), plus (i) an amount sufficient to pay in full all amounts owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee), (ii) the amount of any Swap Termination Payment payable to the Swap Counterparty. (iii) any unreimbursed Advances owed to the Master Servicer.

(b)          In order to exercise the foregoing option, the Seller shall provide written notice of its exercise of such option to the Indenture Trustee and the Owner Trustee at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes. In addition, the Master Servicer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee, who shall deposit the aggregate redemption price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 4.02 hereof and payment in full to the Indenture Trustee, and this Indenture shall be discharged subject to the provisions of Section 4.12 hereof. If for any reason the amount deposited by the Issuing Entity is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Master Servicer with the Indenture Trustee shall be promptly returned to the Master Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

Section 8.08	Swap Account.

No later than the Closing Date, the Indenture Trustee shall establish and maintain a separate, segregated trust account titled, “Swap Account, The Bank of New York, as Indenture Trustee, in trust for the Swap Counterparty and the registered holders of CWABS, Inc., GSC Capital Corp. Mortgage Trust 2006-1, Mortgage-Backed Notes, Series 2006-1.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Indenture Trustee held pursuant to this Agreement or the Sale and Servicing Agreement. Amounts therein shall be held uninvested. Funds on deposit in the Swap Account shall be distributed in the amounts and in the order of priority described under Section 4.02(d).

On each Payment Date, the Indenture Trustee shall make a deposit to the Swap Account pursuant to Section 4.02(a)(i), and to the extent that the amount of such deposit is insufficient to pay any Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Payment Date, the Indenture Trustee shall withdraw, out of amounts on deposit in the Payment Account in respect of the Principal Remittance Amount, such additional amount as is necessary to cover the remaining portion of any such Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Payment Date.

The Swap Account shall terminate on the earlier of (i) the Swap Contract Termination Date, (ii) the reduction of the aggregate Note Principal Balance of the Adjustable Rate Notes to zero and (iii) the termination of this Agreement.

Section 8.09    Termination Following TMP Trigger Event. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Note Registrar, the Paying Agent, the Authenticating Agent and the Indenture Trustee created hereby shall terminate, and this Indenture shall be satisfied and discharged, following the occurrence of a TMP Trigger Event and the conditions precedent to a REMIC Conversion, upon the mandatory exchange of (i) the Class A Notes for the REMIC Class A Notes, (ii) the Class M-1 Notes for the REMIC Class M-1 Notes and (iii) the Privately Offered Notes for the Privately Offered Certificates, pursuant to Article XI hereof; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01      Supplemental Indentures Without Consent of Noteholders. (a) thout the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)          to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(iii)        to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv)         to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)          to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)         to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

(vii)       to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof;

(viii)      following the occurrence of a TMP Trigger Event and the exchange of (i) the Class A-1, Class A-2 and Class M-1 Notes for the REMIC Class A-1, Class A-2 and Class M-1 Notes, respectively, and (ii) the Privately Offered Notes for the Privately Offered Certificates pursuant to Article XI hereof or to prevent the imposition of any tax on any REMIC created hereunder;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax other than in the event of a TMP Trigger Event or cause any Class of Offered Notes currently outstanding to cease to be qualified as indebtedness.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)          The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder (without that Noteholder’s consent) and cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

Section 9.02      Supplemental Indentures With Consent of Noteholders. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Offered Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)           change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)          reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)        modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”

(iv)         reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)          modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)         modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)       permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax other than in the event of a TMP Trigger Event.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03     Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04      Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05     Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.06	Swap Counterparty Consent.

Notwithstanding any contrary provision of this Agreement, no supplemental indenture shall adversely affect in any material respect the Swap Counterparty without at least ten Business Days’ prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent shall not be unreasonably withheld. CHL shall provide the Swap Counterparty with prior written notice of any proposed material supplemental indenture of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01   Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)          a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)          if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)          (i)          Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(ii)          Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Offered Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Principal Balances of the Offered Notes.

(iii)         Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)         Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Offered Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Offered Notes.

Section 10.02   Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03   Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

(b)          The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Registrar.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04   Notices etc., to Indenture Trustee Issuing Entity, Swap Counterparty and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)           the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity; or

(ii)          the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: GSC Capital Corp. Mortgage Trust 2006-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, NY 10007, (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department and (iii) in the case of Fitch, One State Street Plaza - 32nd Floor, New York, New York 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Notices required to be given to the Swap Counterparty by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to Lehman Brothers Special Financing Inc., c/o Lehman Brothers Inc., Transaction Management Group, Corporate Advisory Division, 745 Seventh Avenue, New York, NY 10019, Attention: Documentation Manager, facsimile number (212) 526-7672; or at such other address as shall be designated by written notice to the other parties.

Section 10.05   Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.07   Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.08   Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.09	[Reserved].

Section 10.10   Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.11   GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12  Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13   Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.14    Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.15   No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 10.16   Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

ARTICLE XI

TMP TRIGGER EVENT

Section 11.01   Discharge of Indenture and Transfer of Mortgage Loans. It is the intention of all parties to this Indenture that following the occurrence of a TMP Trigger Event and the satisfaction of all conditions precedent to a REMIC Conversion, as described below, that:

(i)           There shall be a mandatory surrender to the Issuer by the Holders thereof of the Class A-1, Class A-2 and Class M-1 Notes in exchange for (the REMIC Class A-1, Class A-2 and Class M-1 Notes. There shall be a mandatory surrender to the Issuer by the Holders thereof of the Privately Offered Notes in exchange for the delivery to the Holders of the Privately Offered Notes of the Privately Offered Certificates.

(ii)          All of the Mortgage Loans shall be transferred by the Issuer to the trustee named under a pooling and servicing agreement in exchange for (A) the Underlying REMIC Class A Certificates and Underlying REMIC Class M-1 Certificates and (B) the delivery to the Holders of the Privately Offered Notes of the Privately Offered Certificates upon the surrender of the Privately Offered Notes to the Note Registrar;

(iii)         Concurrently with a REMIC Conversion, this Indenture shall be discharged pursuant to Section 4.10.

Section 11.02  Conditions Precedent to a REMIC Conversion. Prior to a REMIC Conversion following a TMP Trigger Event:

(i)           the Master Servicer shall have purchased of all REO Properties from the Issuing Entity at their fair market value, provided, however, that to the extent that the purchase price of the sale of such REO Properties would result in the allocation of a Realized Loss to any class of Offered Notes, the Secured Party causing the TMP Trigger Event shall deliver an amount equal to such Realized Losses to the Indenture Trustee for deposit in the Payment Account;

(ii)          the Indenture Trustee shall have made provision for payment for any initial or ongoing additional administrative expenses associated with the REMIC elections as contemplated in Exhibit M to the Trust Agreement;

(iii)        the Secured Party shall, at its expense, have obtained a REMIC opinion of counsel from nationally recognized tax counsel as to the trust estate.

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GSC Capital Corp. Mortgage Trust 2006-1, as Issuing Entity By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, as Indenture Trustee

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 22nd day of March, 2006, before me personally appeared _____________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) ______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this 22nd day of March, 2006, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) _______________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

EXHIBIT A-1

Exhibit A-1

through A-4

[Exhibits A-1 through A-4 are

photocopies of such Notes as

DELIVERED.]

[SEE APPROPRIATE DOCUMENTS DELIVERED AT CLOSING.]

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE FOR PRIVATE CERTIFICATES

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

101 Barclay Street

New York, New York 10286

Re:	Proposed Transfer of [Class __] Notes] GSC Capital Corp. Mortgage Trust 2006-1

Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of the [Class [__] Notes] (the “Notes”) issued pursuant to the Indenture, dated March 22, 2006, being referred to herein as the “Indenture”) between GSC Capital Corp. Mortgage Trust 2006-1, as issuing entity, and The Bank of New York as indenture trustee (the “Indenture”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Indenture Trustee that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Date:
Authorized Officer

Signature

Name

Title

EXHIBIT C

FORM OF RULE 144A INVESTMENT LETTER

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee pursuant to Section 4.03 of the Indenture (the “Indenture”), dated as of March 22, 2006, between GSC Capital Corp. Mortgage Trust 2006-1, as Issuing Entity, and The Bank of New York, as Indenture Trustee, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, CHL, the Seller, the Indenture Trustee, Owner Trustee, the Note Registrar, Master Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (both a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to CHL, the Note Registrar, the Owner Trustee, the Indenture Trustee, the Master Servicer and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan is permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Seller, CHL or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Seller, CHL or the Master Servicer.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller			Print Name of Buyer

By:		By:
	Name:		Name:
	Title:		Title:

Taxpayer Identification:			Taxpayer Identification:

No:		No:

Date:		Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

_________________________

            1Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?
Yes	No

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name
Title
Date:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

_____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT D

FORM OF INVESTMENT LETTER

[NON-RULE 144A]

[DATE]

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

101 Barclay Street

New York, New York 10286

Re:	GSC Capital Corp. Mortgage Trust 2006-1, Mortgage-Backed Notes, Series 2005-2, Class [___] (the “Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,

[TRANSFEREE]

By:
Authorized Officer

EXHIBIT E

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

101 Barclay Street

New York, New York 10286

Re:	Proposed Transfer of [Class M-2] [Class M-3][Class M-4] [Class B-1] [Class C] Notes, GSC Capital Corp. Mortgage Trust 2006-1

Gentlemen:

This certification is being made by _________ (the “Transferee”) in connection with the proposed transfer (the “Transfer”) by _________ of a [Class M-2] [Class M-3][Class M-4] [Class B-1] [Class C] Note issued pursuant to the Indenture, dated as of March 22, 2006 (the “Indenture”), bewteen GSC Capital Corp. Mortgage Trust 2006-1, as issuer, The Bank of New York, as indenture trustee (the “Indenture Trustee”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Note Registrar and the Indenture Trustee that:

(b)          The Transferee is a real estate investment trust (“REIT”) within the meaning of Section 856(a) of the Code, or a qualified REIT subsidiary (“QRS”) with the meaning of Section 856(i) of the Code, or an entity disregarded as an entity separate from a REIT or a QRS.

(c)          Following the Transfer, 100% of the Privately Offered Notes and Owner Trust Certificates (other than any Privately Offered Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel and furnished to the Indenture Trustee and Note Registrar) will be owned by a single REIT, directly or indirectly through one or more QRSs of such REIT or one or more entities disregarded as entities separate from such REIT or such QRSs.

Date:	____________________	_______________________

Name of Transferee

Signature

Name

Title

EXHIBIT F

FORM OF SWAP CONTRACT

(Multicurrency — Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of ________________

and

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a)          Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)          Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations
(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)          Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)          Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)          Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)          Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)          Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)          Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)           Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)          Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)          Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)          Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)          Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)          Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)          Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (l) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)          Termination Events. The occurrence at any time with respect to a party or; if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)          Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.	Early Termination

(a)          Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within

30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If: —

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination

Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)          Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event: —

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number; Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a)          a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement; and

(b)          a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a)          Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the

Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)          Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)          Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)          Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

(a)          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)          Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)          Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)          Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)	Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)           No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)          Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a)          If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)          Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)          If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a)          Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)          Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a)          Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)          Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)          Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)          Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)          in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)          in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)          in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)	in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement. “Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a)          the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)          such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 am. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

	(Name of Party)		(Name of Party)

By:		By:
Name:		Name:
Title:		Title:
Date:		Date:

(Multicurrency — Cross Border)

ISDA®

International Swap Dealers Association, Inc.

SCHEDULE

to the

Master Agreement

dated as of ________________

between		and
	(“Party A”)		(“Party B”)

Part 1.	Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of: —

Section 5(a)(v),

Section 5(a)(vi),

Section 5(a)(vii),

Section 5(b)(iv),

and in relation to Party B for the purpose of—

Section 5(a)(v),

Section 5(a)(vi),

Section 5(a)(vii),

Section 5(b)(iv),

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here

(c)	The “Cross Default” provisions of Section 5(a)(vi) will/will not * apply to Party A will/will not * apply to Party B

_________________________

*  Delete as applicable.

If such provisions apply:—

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here

“Threshold Amount” means                                                                                                                 .

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will/will not * apply to Party A will/will not * apply to Party B
(e)	The “Automatic Early Termination” provision of Section 6(a) will/will not * apply to Party A will/will not * apply to Party B
(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement: —
	(i)	Market Quotation/Loss * will apply.
	(ii)	The First Method/The Second Method * will apply.

(g)	“Termination Currency” means ____________________, if such currency is specified and freely available, and otherwise United States Dollars.
(h)	Additional Termination Event will/will not apply*. The following shall constitute an Additional Termination Event: —

For the purpose of the foregoing Termination Event, the Affected Party or Affected Parties shall be: —

Part 2.	Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will/will not* make the following representation and Party B will/will not* make the following representation: —

_________________________

*  Delete as applicable.

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)           The following representation will/will not * apply to Party A and will/will not apply to
Party B: —

It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

If such representation applies, then: —

“Specified Treaty” means with respect to Party A

“Specified Jurisdiction” means with respect to Party A

“Specified Treaty” means with respect to Party B

“Specified Jurisdiction” means with respect to Party B

(ii)         The following representation will/will not* apply to Party A and will/will not* apply to
Party B: —

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

If such representation applies, then: —

“Specified Jurisdiction” means with respect to Party A

“Specified Jurisdiction” means with respect to Party B

(iii)        The following representation will/will not * apply to Party A and will/will not * apply to
Party B: —

_________________________

*  Delete as applicable.

(A) It is entering into each Transaction in the ordinary course of its trade as, and is, either (1) a recognised U.K. bank or (2) a recognised U.K. swaps dealer (in either case (1) or (2), for purposes of the United Kingdom Inland Revenue extra statutory concession C17 on interest and currency swaps dated March 14, 1989), and (B) it will bring into account payments made and received in respect of each Transaction in computing its income for United Kingdom tax purposes.

(iv)	Other Payee Representations: —

N.B. The above representations may need modification if either party is a Multibranch Party.

Part 3.	Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable: —

(a)	Tax forms, documents or certificates to be delivered are: —
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________

_________________________

*  Delete as applicable.

(b)	Other documents to be delivered are: —

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
______________________	______________________	______________________	Yes/No*
______________________	______________________	______________________	Yes/No*
______________________	______________________	______________________	Yes/No*
______________________	______________________	______________________	Yes/No*

Part 4.	Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement: —

Address for notices or communications to Party A: —

Address:

Attention:

Telex No:	Answerback:
Facsimile No:	Telephone No.:

Electronic Messaging System Details:

Address for notices or communications to Party B: —

Address:

Attention:

Telex No.:	Answerback:

Facsimile No.:                                            Telephone No.:.

Electronic Messaging System Details:

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement: —

Party A appoints as its Process Agent:

Party B appoints as its Process Agent:

(c)	Offices. The provisions of Section 10(a) will/will not * apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement: —

_________________________

*  Delete as applicable.

Party A is/is not * a Multibranch Party and, if so, may act through the following Offices: —

___________________	___________________	___________________
___________________	___________________	___________________

Party B is/is not* a Multibranch Party and, if so, may act through the following Offices: —

___________________	___________________	___________________
___________________	___________________	___________________

(e)	Calculation Agent. The Calculation Agent is _______________________, unless otherwise specified in a Confirmation in relation to the relevant Transaction.
(f)	Credit Support Document. Details of any Credit Support Document: —

(g)	Credit Support Provider. Credit Support Provider means in relation to Party A,

Credit Support Provider means in relation to Party B,

(h)	Governing Law. This Agreement will be governed by and construed in accordance with English law/the laws of the State of New York (without reference to choice of law doctrine) *
(i)

Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions or groups of Transactions (in each case starting from the date of this Agreement/in each case starting from                                               *)

(j)           “Affiliate” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here

Part 5.   Other Provisions.

_________________________

*  Delete as applicable.

(Multicurrency-Cross Border)

ISDA®

International Swap Dealers Association, Inc.

(1) MASTER AGREEMENT

dated as of March 22, 2006

LEHMAN BROTHERS SPECIAL FINANCING INC.

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:(

1.	Interpretation

(a)           Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c)           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations
(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

LEHMAN BROTHERS SPECIAL FINANCING INC.

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement

(Name of Party)	(Name of Party)

Name:	Name:
Title:	Title:
Date:	Date:

(Multicurrency-Cross Border)

SCHEDULE

to the

Master Agreement

dated as of March 22,2006

between

LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”),

a corporation organized under the laws of

the State of Delaware

and

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC CAPITAL CORP. MORTGAGE TRUST 2006-1, pursuant to a Swap Contract Administration Agreement (‘Party B”)

All terms used herein and not otherwise defined are given their meaning in the Indenture dated as of March 22, 2006 between, GSC Capital Corp. Mortgage Trust 2006-1, as issuing entity, and The Bank of New York, as indenture trustee (the “Indenture”) and in the Swap Contract Administration Agreement dated as of March 22, 2006, among the Bank of New York, as Swap Contract Administrator (in such capacity, the “Swap Contract Administrator”), the Bank of New York as indenture trustee and Countrywide Home Loans, Inc.(the “Swap Contract Administration Agreement”).

Part 1: Termination Provisions

In this Agreement:-

(a)	“Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

and in relation to Party B for the purpose of:-

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Events of Default.

(i) The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A and will not apply to Party B.

(ii) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(iii) The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A and will not apply to Party B.

(iv) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(v) “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(vi) Clause (2) of the “Bankruptcy” provisions of Section 5(a)(vii) will not apply to Party B with respect to its inability to pay its subordinated debt.

(d)	Termination Events.

(i) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply.

(g)	“Termination Currency” means USD.

(h)	Additional Termination Events will apply. Each of the following shall constitute an Additional Termination Event:

(A)        Approved Ratings Threshold. Upon the occurrence of a Collateralization Event (as defined below) Party A has not, within 30 days after such ratings downgrade (unless, within 30 days after such downgrade, each such Swap Rating Agency has reconfirmed the rating of the Notes which was in effect immediately prior to such downgrade without regard to any financial guarantee insurance policy, if applicable, unless the rating of the Notes were changed due to a circumstance other than the downgrading of Party A's (or its Credit Support Provider’s rating), complied with one of the four solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

In the event that (A) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A1” by Moody's or are rated “A1” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated below “P-1” by Moody's or are rated “P-1” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below "Aa3" by Moody's or are rated “Aa3” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (C) either (i) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated below “A-1” by S&P or (ii) if Party A (or its Credit Support Provider) does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A+” by S&P or (D) either (i) the unsecured, short-term debt obligations fo Party A (or its Credit Support Provider) are rated below “F1” by Fitch or (ii) if Party A (or its Credit Support Provider) does not have a short-term rating from Fitch, the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A” by Fitch (such event a “Collateralization Event”), then, Party A, at its own cost and subject to Rating Agency Condition (other than with respect to sub-clause (iii) below), shall within 30 days either (i) cause another entity to replace Party A as party to this Agreement that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Trustee (which approval shall not be unreasonably withheld) on terms substantially similar to this Agreement; (ii) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement), to honor Party A's obligations under this Agreement, provided that such other person is approved by the Trustee such approval not to be unreasonably withheld; (iii) post collateral in accordance with the Credit Support Annex attached hereto; or (iv) establish any other arrangement satisfactory to the applicable Swap Rating Agency which will be sufficient to restore the immediately prior ratings of the Notes without regard to any financial guarantee policy, if applicable, that satisfies the Swap Counterparty Ratings Requirements. If Party A posts collateral in any circumstance described in this paragraph, and if required at the time by S&P or necessary to satisfy the Rating Agency Condition, concurrently with such delivery of Eligible Collateral, Party A shall cause its outside counsel to deliver to Party B an opinion in form and substance acceptable to S&P, as to the enforceability, perfection and priority of Party B’s security interest in such Eligible Collateral in all relevant jurisdictions (i.e., that, notwithstanding Party A’s insolvency, the collateral will be available to meet swap obligations free from any preference claim or moratorium). All collateral posted by Party A shall be returned to Party A immediately upon Party A securing a substitute counterparty that satisfies the Swap Counterparty Ratings Requirements.

“Swap Counterparty Ratings Requirement" shall mean (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least "A+" by S&P, (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its Credit Support Provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “F1” by Fitch and the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A” by Fitch.

(B) Ratings Event. Upon the occurrence of a Ratings Event (as defined below) Party A has not, within 10 days after such rating withdrawal or downgrade (unless, within 10 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Notes which was in effect immediately prior to such withdrawal or downgrade without regards to any financial guarantee insurance policy, if applicable unless the rating of the Notes were changed due to a circumstance other than the withdrawal or downgrading of Party A's (or its Credit Support Provider’s) rating), complied with one of the solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

It shall be a ratings event (“Ratings Event”) if at any time after the date hereof Party A shall fail to satisfy the Swap Counterparty Ratings Threshold. Swap Counterparty Ratings Threshold shall mean that (A) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB-” by S&P, (B) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “A2" by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if Party A (or its Credit Support Provider) does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade), and (C) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB-” by Fitch.

Following a Ratings Event, Party A shall take the following actions at its own expense and subject to the Rating Agency Condition (other than with respect to sub-clause (A) hereafter), (A) immediately post collateral in accordance with the Credit Support Annex attached hereto (until such time as it has secured a substitute counterparty or a guarantor that satisfies the Swap Counterparty Ratings Requirement, and (B) not later than 10 days after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, either (I) assign all of its rights and obligations under the Transactions to a counterparty that satisfies the Swap Counterparty Ratings Requirement or whose guarantor satisfies the Swap Counterparty Ratings Requirement pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Swap Rating Agencies, or (II) provide a guaranty from a guarantor that satisfies the Swap Counterparty Ratings Requirement pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Swap Rating Agencies.

The occurrence of the Additional Termination Event described in Part 1(h)(A) and (B) shall have no effect on Party A’s obligation to undertake the steps set forth hereunder in the event Party B does not exercise its right to terminate hereunder. Notwithstanding the foregoing, in the event that S&P has other published criteria with respect to the downgrade of a counterparty in effect at the time of such a downgrade of Party A, Party A shall be entitled to elect to take such other measures specified in such published criteria subject to the satisfaction of the Rating Agency Condition.

(C)          Amendment to Indenture without Party A’s Prior Written Consent. Party B enters into an amendment and/or supplement to the Indenture or other modification to the Indenture that could reasonably be expected to have a material adverse effect on Party A without the prior written consent of Party A (such consent not to be unreasonably withheld). For the purpose of the foregoing Additional Termination Event, Party B shall be the sole Affected Party.

(D)         Return of Collateral. Party B or its Custodian fails to transfer any Return Amount pursuant to the terms of the Credit Support Annex following any applicable notice, cure and grace periods provided for thereunder. For the purpose of the foregoing Additional Termination Event, Party B shall be the sole Affected Party.

Part 2: Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction(s) of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations.

For the purpose of Section 3(f) of this Agreement, Party A represents that it is a corporation duly organized and validly existing under the laws of the State of Delaware and Party B represents that it is a “United States person” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(c)

Tax Representations in Confirmations. For purposes of Sections 2(d)(i)(4) and 3(f), any payee tax representation specified in a Confirmation under this Agreement shall be deemed to be specified in this Schedule.

(d)	Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) will not apply to Party B and Party B shall not be required to pay any additional amounts referred to therein.

Part 3: Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be Delivered
Party A and Party B	Forms and/or documents described in Section 4(a)(iii) of the Agreement.	Upon reasonable demand by the other party.

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A and Party B	For each party, an incumbency certificate with respect to each signatory to this Agreement and the Credit Support Documents.	Upon execution of this Agreement.	Yes
Party A

A copy of the annual report of its Credit Support Provider containing audited consolidated financial statements for such fiscal year certified by independent public accountants and prepared in accordance with generally accepted accounting principles consistently applied.

		Upon request.	Yes
Party A

For its most recent fiscal quarter, a copy of the unaudited financial statements of its Credit Support Provider, prepared in accordance with generally accepted accounting principles consistently applied.

		Upon request.	Yes
Party A and Party B

Any documents required or reasonably requested by the receiving party to evidence authority of the delivering party or its Credit Support Provider, if any, to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party to its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be.

		Upon execution of this Agreement.	Yes

Party A	A guarantee of Lehman Brothers Holdings Inc. (“Holdings”) substantially in the form of Exhibit A to this Schedule.	Upon execution of this Agreement.	No
Party B	Opinions of counsel to Party B substantially in the form of Exhibit B to this Schedule.	Upon execution of this Agreement.	No
Party A	An opinion of counsel to Party A and Party A’s Credit Support Provider substantially in the form of Exhibit C to this Schedule.	Upon execution of this Agreement.	No
Party B	Monthly Report	At such time as each Monthly Report is delivered to the Trustee.	Yes
Party B	Copy of any notice delivered under the Pooling and Servicing Agreement that impacts this Agreement.	Upon availability.	Yes
Party B	Executed copy of the Credit Support Document specified in Part 4 to this Schedule.	Upon execution of this Agreement.	Yes
Party B	Executed copy of the Swap Contract Administration Agreement.	Upon execution of this Agreement.	Yes

Part 4: Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:	Lehman Brothers Special Financing Inc.

c/o Lehman Brothers Inc.

Corporate Advisory Division

Transaction Management Group

745 Seventh Avenue

New York, New York 10019

Attention:	Documentation Manager
Telephone No.:	(212) 526-7187
Facsimile No.:	(212) 526-7672

For all purposes.

Address for notices or communications to Party B:-

Address:	The Bank of New York

101 Barclay Street

New York, NY 10286

Attention:	Corporate Trust Administration MBS Administration, GSC Capital Corp. Mortgage Trust 2006-1

Telephone No.:	(212) 815-3236
Facsimile No.:	(212) 815-3986

For all purposes.

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default has occurred and is continuing with respect to Party A, then the parties will mutually appoint a financial institution acceptable to both parties which would qualify as a Reference Market-maker to act as Calculation Agent until the earlier of (i) a designation under Section 6(c)(ii), or (ii) the discontinuance of such Event of Default with respect to Party A.

(f)

Credit Support Document. Details of any Credit Support Document, each of which is incorporated by reference in, constitutes part of, and is in connection with, this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation:-

In the case of Party A: (1) A guarantee of Party A's obligations hereunder substantially in the form annexed hereto as Exhibit A to this Schedule. (2) The Credit Support Annex which supplements, forms part of, and is subject to this Agreement.

In the case of Party B: From and including the date of its exclusion, the Indenture.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Lehman Brothers Holdings Inc.

Credit Support Provider means in relation to Party B: None.

(h)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-” and (ii) deleting the final paragraph thereof.

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(k)

“Affiliate” will have the meaning specified in Section 14 of this Agreement, except that Party B shall be deemed to have no Affiliates; and provided, however, that with respect to Party A, such definition shall be understood to exclude Lehman Brothers Derivative Products Inc. and Lehman Brothers Financial Products Inc.

Part 5: Other Provisions

(a)

Accuracy of Specified Information. Section 3(d) is hereby amended by inserting in the third line thereof after the words “in every material respect” and before the period the phrase “or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person.”

(b)

No Violation or Conflict Representation. Section 3(a)(iii) is hereby amended by inserting in the second line thereof after the words “constitutional documents” and before the words “, any order or judgment” the phrase “(including, but not limited to, the Pooling and Servicing Agreement as amended, and any and all resolutions, investment policies, guidelines, procedures or restrictions).” provided, such amendment shall be applicable only with respect to the Representations of Party B.

(c)	Representations. Section 3 is hereby amended by adding the following subsections after subsection (f) thereof:

(g)

No Agency. It is entering into this Agreement, any Credit Support Document to which it is a party, and each Transaction, and any other documentation relating to this Agreement or any Transaction, as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(h)	Eligible Contract Participant. It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended.

(i)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into each Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(j)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(k)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d)

Additional Representations and Warranties of Party B. Party B represents to Party A in accordance with Section 3 of the Agreement (which representations will be deemed to be repeated by Party B at all times until the termination of this Agreement) that all representations and warranties in the Swap Contract Administration Agreement are incorporated hereby as if made under this Agreement and all references to the Swap Contract Administration Agreement are references to this Agreement.

(e)	Third-Party Beneficiary. Party B agrees with Party A that Party A shall be an express third-party beneficiary of the Swap Contract Administration Agreement and the Indenture.

(f)

No Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes, without limitation, the Master Agreement to which this Schedule is attached, this Schedule, the Confirmations and any Credit Support Document). The provisions for Set-Off set forth in Section 6(e) shall not apply.

(g)

Transfer and Assignment. Notwithstanding anything to the contrary in Section 7 and Section 6(b)(ii) of the Agreement, Party A may assign its rights and obligations under the Agreement, in whole or in part, to any Affiliate of Holdings effective upon delivery to Party B of the guarantee by Holdings, in favor of Party B, of the obligations of such Affiliate, such guarantee to be substantially the same as the guarantee then in effect of the obligations of the transferor. Party A will provide prior written notice to each Swap Rating Agency of any such assignment. Any transfer pursuant to the foregoing or Section 7 of this Agreement shall meet the following requirements:

1. No Event of Default nor Termination Event would occur immediately as a result of such transfer;

2. Party A delivers to Party B both (a) an executed acceptance and assumption by the Assignee of this Agreement and all Transactions (the “Transferred Obligations”) and (b) an executed guarantee from Party A’s Credit Support Provider on behalf of the Assignee, with respect to the Transferred Obligations, substantially and in all material respects in the form of the guaranty provided hereunder;

3. As a result of the Transfer, on the next scheduled payment date Party B is not required to make payments (tax or otherwise) that are more than or receive payments (tax or otherwise) that are less than the payments that Party B would be required to make or receive under the Transactions or the Agreement had the transfer not occurred.

On the Effective Date, (1) Party A shall be released from all obligations and liabilities arising under the Transferred Obligations; (2) the Assignee shall assume all obligations and liabilities under the Transferred Obligations; and (3) the Transferred Obligations shall cease to be Transaction(s) under this Agreement and shall be deemed to be Transaction(s) under the master agreement between Assignee and Party B.

In addition, any transfer pursuant to Section 7 of this Agreement other than the foregoing shall be subject to Rating Agency Condition and Party A and Party B will provide prior written notice to each Swap Rating Agency of any transfer under Section 6(b)(ii).

(h)

Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.

(i)

Service of Process. The third sentence of Section 13(c) shall be amended by adding the following language at the end thereof: "if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made."

(j)	Amendments. Section 9(b) is hereby amended by adding at the end thereof the sentence: “In addition, any amendment or modification of this Agreement shall be subject to the Rating Agency Condition.”

(k)

Amendments to Operative Documents. Party B agrees that it will obtain Party A’s written consent (which consent shall not be unreasonably withheld) at least ten (10) Business Days prior to amending or supplementing the Indenture (or any other transaction document), if such amendment and/or supplement would: (a) materially adversely affect any of Party A’s rights or obligations hereunder; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B’s obligations hereunder.

(l)

No Bankruptcy Petition. Party A agrees that it will not, until a period of one year and one day (or if longer, the applicable preference period), after the payment in full of all of the Notes, acquiesce, petition, invoke or otherwise cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided, that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, the Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable law.

(m)	Additional Definition. Section 14 is hereby amended by adding the following definitions in their appropriate alphabetical order:

“Fitch” means Fitch Ratings Ltd.

“Moody’s” means Moody’s Investor Services, Inc.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Rating Agency then providing a rating of any Notes and has received from each Swap Rating Agency a written confirmation that the proposed action or inaction would not cause such Swap Rating Agency to downgrade or withdraw its then-current rating of any Notes determined without regards to any financial guarantee insurance policy, if applicable.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Swap Rating Agencies “ means each of Moody’s , S&P and Fitch.

“USD” means United States Dollars.

All terms used herein and not otherwise defined are given their meaning in the Indenture.

(n)

Waiver of Trial By Jury. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this agreement or any transaction, and acknowledges that this waiver is a material inducement to the other party’s entering into this agreement and each transaction hereunder.

(o)

Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be held to be invalid or unenforceable.

(p)

Limited Liability. Party A and Party B agree to the following: (a) The Bank of New York (“BNY”) is entering into this Agreement not in its individual or corporate capacity, but solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Party B under the terms of this Agreement, all such liability, if any, being expressly waived by Party A and any person claiming by, through or under Party A; and (c) recourse against Party B shall be limited to the assets available under the Swap Contract Administration Agreement or the Indenture.

(q)

Regulation AB Compliance.  Party A and Party B agree that the terms of the Item 1115 Agreement dated as of February 24, 2006 (the "Regulation AB Agreement"), between Countrywide Home Loans, Inc., CWABS, INC., CWMBS, Inc., CWALT, Inc., CWHEQ, Inc. and Lehman Brothers Special Financing Inc. shall be incorporated by reference into this Agreement so that Party B shall be an express third party beneficiary of the Regulation AB Agreement.  A copy of the Regulation AB Agreement is attached hereto as Exhibit D

The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

LEHMAN BROTHERS SPECIAL FINANCING INC.

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1 pursuant to a Swap Contract Administration Agreement

Party A	Party B

Name:	Name:
Title:	Title:
Date:	Date:

LEHMAN BROTHERS

EXHIBIT A to Schedule

GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”) and THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement, (“Party B”) have entered into a Master Agreement dated as of March 22, 2006, (the “Master Agreement”), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a “Transaction”), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the “Agreement”). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby agrees to the following:

(a)       Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A under each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement. In case of the failure of Party A to pay punctually any such amounts, Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

(b)       Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

(c)       Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

(d)       This Guarantee shall remain in full force and effect until such time as Party B shall receive written notice of termination. Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

(e)       Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

(f)       Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC.
By: ___________________________________________
Name:
Title:
Date:

EXHIBIT B to Schedule

[Form of Opinion of Counsel for Party B]

[Date]

Lehman Brothers Special Financing Inc.

c/o Lehman Brothers Inc.

745 Seventh Avenue,

New York, New York 10019

USA

Re:	GSC Capital Corp. Mortgage Trust 2006-1

[PLEASE PROVIDE]

EXHIBIT C to Schedule

[Form of Opinion of Counsel for

Lehman Brothers Special Financing Inc. and

Lehman Brothers Holdings Inc.]

March 22, 2006

THE BANK OF NEW YORK,

not in its individual or corporate capacity but solely

as Swap Contract Administrator for

GSC Capital Corp. Mortgage Trust 2006-1

c/o The Bank of New York

101 Barclay Street

New York, NY 10286

Attention: Corporate Trust Administration MBS Administration,

GSC Capital Corp. Mortgage Trust 2006-1

Ladies and Gentlemen:

I have acted as counsel to Lehman Brothers Special Financing Inc., a Delaware corporation (“Party A”) and Lehman Brothers Holdings Inc., a Delaware corporation (“Guarantor”), and am familiar with matters pertaining to the execution and delivery of the Master Agreement (the “Master Agreement”) dated as of March 22, 2006 between Party A and THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement and the guarantee of Guarantor (the “Guarantee”) delivered in connection with the Master Agreement.

In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of the Master Agreement and the Guarantee, certificates and statements of public officials and officers of Party  A and Guarantor and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

Except as expressly set forth herein, no independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) has been undertaken to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be made.

When used herein the phrase “to my knowledge” means to my actual knowledge without independent investigation.

References in this letter to “Applicable Laws” are to those laws, rules and regulations of the State of New York which, in my experience, are normally applicable to transactions of the type contemplated by the Master Agreement and the Guarantee. References in this letter to “Governmental Authorities” are to executive, legislative, judicial, administrative or regulatory bodies of the State of New York. References in this letter to “Governmental Approval” are to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

Based on the foregoing but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

(i)	Each of Party A and Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
(ii)

The execution, delivery and performance of the Master Agreement in the case of Party  A, and the Guarantee, in the case of Guarantor, are within its corporate power, have been duly authorized by all corporate action and do not conflict with any provision of its certificate of incorporation or by-laws.

(iii)

The Master Agreement, in the case of Party A, and the Guarantee, in the case of Guarantor, have been duly executed and delivered and each constitutes a legal, valid and binding obligation, enforceable against it in accordance with its respective terms.

(iv)

To the best of my knowledge, no Governmental Approval is required in connection with the execution, delivery and performance of the Master Agreement in the case of Party A, or the Guarantee, in the case of Guarantor, except those that have been obtained and, to my knowledge, are in effect.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.            My opinion in paragraph 3 above is subject to: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or other similar transfers or conveyances); (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law; (iii) laws and considerations of public policy that may limit the enforceability of provisions (a) regarding indemnification and contribution rights and obligations, (b) regarding the waiver or limitation of rights to trial by jury, oral amendments to written agreements or rights of setoff, (c) relating to submission to jurisdiction, venue or service of process, and (d) purporting to prohibit or restrict, or require the consent of the “account debtor” (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC” )) for, the creation, perfection or enforcement of a security interest in “accounts” or “general intangibles” (in each case, as defined in Section 9-102 of the NYUCC).

B.           I am a member of the Bar of the State of New York and render no opinion on the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. Except as described, I have not examined, or had examined on my behalf, and I do not express any opinion with respect to, Delaware law.

C.           My opinions are limited to the present laws and to the facts as they presently exist, and no opinion is to be inferred or implied beyond the matters expressly so stated. I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph B above be changed by legislative action, judicial decision or otherwise.

D.           This letter is rendered solely to you solely for your benefit in connection with the Master Agreement and the Guarantee and the transactions related thereto and may not be relied upon by any other person, entity or agency or by you in any other context or for any other purpose. This letter may not be circulated, used or quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without the prior written consent of Lehman Brothers Holdings Inc., except that you may furnish copies hereof (i)  to your independent auditors and attorneys, (ii)  to any United States, state or local authority having jurisdiction over you or over Party  A or Guarantor, (iii)  pursuant to the order of any legal process of any court of competent jurisdiction or any governmental agency, and (iv)  in connection with any legal action arising out of the Master Agreement or the Guarantee.

E.            I have assumed with your permission (i)  the genuineness of all signatures by each party other than Party  A or Guarantor, (ii)  the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, (iii) the accuracy of the matters set forth in the documents, agreements and instruments I reviewed, (iv) that each party other than Party A and Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (v) the due execution and delivery, pursuant to due authorization, of the Master Agreement by each party other than Party A, and (vi) that the Master Agreement is the legal, valid, binding and enforceable obligation of each party other than Party A, enforceable against each such party in accordance with its terms.

F.            My opinion in paragraph 3 is subject to the qualification that certain provisions contained in the Agreement and the Guarantee may not be enforceable, but such unenforceability will not render the Agreement or the Guarantee invalid as a whole or substantially interfere with the practical realization of the principal benefits provided thereby.

The foregoing opinions are given on the express understanding that the undersigned is an officer of Lehman Brothers Inc. and shall in no event incur any personal liability in connection with said opinions.

Very truly yours,

EXHIBIT D to Schedule

[REGULATION AB AGREEMENT]

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

Master Agreement

dated as of March 22, 2006

between

LEHMAN BROTHERS SPECIAL FINANCING INC.

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement

Party A	Party B

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a)           Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)          Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without further action by either party.

CREDIT SUPPORT ANNEX

Elections and Variables

dated as of March 22, 2006

between

LEHMAN BROTHERS SPECIAL FINANCING INC.

(hereinafter referred to as “Party A” or “Pledgor”)

and

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement(hereinafter referred to as “Party B” or “Secured Party”)

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A, not applicable.

With respect to Party B, not applicable.

(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a)
(B)	“Return Amount” has the meaning specified in Paragraph 3(b).
(C)

“Credit Support Amount” means, for any Valuation Date, "Credit Support Amount" means, for any Valuation Date, an amount equal to 100.0% of the Secured Party's Exposure for the next Valuation Date and the product of the Volatility Buffer and the Notional Amount.

(ii)

Eligible Collateral. At such time as Party A is required to post collateral pursuant to Part 1(h)(A) of the Schedule), the following items will qualify as “Eligible Collateral” (together with such other collateral types (and related valuation percentages) with respect to which Rating Agency Confirmation is provided):

	Collateral Type	Valuation Percentage
(A)	cash.	100.0%
(B)	Negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance of not more than one year.	98.5%
(C)	Negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance of more than one year but not more than ten years.	89.9%
(D)	Negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance of more than ten years.	83.9%

(E)

demand and time deposits in, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or federal funds sold by any U.S. federal or state depository institution or trust company, the commercial paper and/or debt obligations of which (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a long-term credit rating of “Aaa” by Moody’s and “AAA” by Standard & Poor’s, in the case of long-term debt obligations, or “Prime-1” by Moody’s and “A-1+” by Standard & Poor’s, in the case of commercial paper and short-term obligations; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “Aaa” by Moody’s and “AAA” by Standard & Poor’s.

98.0%
(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not applicable.
(iv)	Thresholds.
(A)	“Independent Amount” shall not be applicable with respect to Party A or Party B unless otherwise specified in a Confirmation.
(B)

“Threshold” means, with respect to Party A, zero at any time that (1) Party A (or to the extent applicable, its Credit Support Provider) does not have the required ratings set forth in Part 1(h)(A) of the Schedule from Standard & Poor’s and has failed to transfer its rights and obligations under this Agreement within 30 days of its downgrade , (2) Party A (or to the extent applicable, its Credit Support Provider) does not have the required ratings from Moody’s; or (3) Party A (or to the extent applicable, its Credit Support Provider) does not have the required ratings from Fitch; otherwise the Threshold shall be unlimited.

(C)	“Minimum Transfer Amount” means, with respect to a party, $100,000.
(D)	“Rounding”. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $1,000.
(c)	Valuation and Timing.
(i)

“Valuation Agent” means Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from commonly accepted third party sources.

(ii)

“Valuation Date” means, for purposes of each time that Party A is required to post collateral pursuant to Part 1(h)(A) of the Schedule, each Wednesday or, if such day is not a Local Business Day, the next following Local Business Day.

(iii)

“Valuation Time” means the close of business in the location where the relevant product is traded, provided that the calculations of Value and Exposure will made as of approximately the same time on the same date.

(iv)	“Notification Time” means 3:00 p.m., New York time, on a Local Business Day.
(v)

Notice to S&P. At any time while Party A’s Credit Support Provider shall fail to have the Approved Rating Thresholds from S&P, Party A shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date the calculations of Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date.

(vi)

External Verification. Notwithstanding the definition of Valuation Agent and Valuation Date, at any time while the long-term unsecured debt or counterparty rating of Party A’s Credit Support Provider is not above “BBB”, the calculations of Exposure and the Value of any Eligible Credit Support or Posted Credit Support must be verified by an external mark quarterly. The external mark must be obtained by an independent third party, and cannot be verified by the same entity more than four times in any 12-month period. In addition, the external mark-to-market valuations should reflect the higher of two bids from counterparties that would be eligible and willing to provide the swap in the absence of the current provider. The Value of any Eligible Credit Support or Posted Credit Support and Exposure should be based on the greater of the calculations of the Valuation Agent and the external marks, and any deficiencies in Value and Exposure must be cured within three days.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. There will be no Specified Conditions for Party A and Party B.
(e)	Substitution
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(ii)	“Consent.” The Pledgor need not obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).
(f)	Dispute Resolution
(i)	“Resolution Time” means 1:00 p.m. on the Local Business Day following the date on which notice is given that gives rise to a default.
(ii)	Value. For the purpose of Paragraph 5(i)c) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

With respect to any Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii) (referred to herein as “Collateral Obligations”) the sum of (I)(x) the bid price quoted on such date by a mutually acceptable principal market maker for such Collateral Obligations, or (y) if no such quotation is available from a principal market maker for such date, such bid price as of the day, next preceding such date, on which such quotation was available, in either case multiplied by the applicable Valuation Percentage, plus (II) the accrued interest on such Collateral Obligations (except to the extent Transferred to a party pursuant to any applicable section of this Agreement or included in the applicable price referred to in (I) of this Clause) as of such date.

(ii)	“Alternative.” Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	“Eligibility to Hold Posted Collateral; Custodians.”

Party B and or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)

The Custodian is a bank or trust company located in the United States having total assets of at least $250,000,000 and a short term unsecured debt or counterparty rating of “Prime-1” from Moody’s and “A-1” from Standard & Poor’s.

Initially, the Custodian for Party B is: The Bank of New York.

(ii)	“Use of Posted Collateral” The provisions of Paragraph 6(c) will not apply with respect to the collateral posted by Party A.
(h)	Distributions and Interest Amount.
(i)

“Interest Rate.” The Interest Rate shall be the actual interest rate achieved on Posted Collateral in the form of Cash that is held by Party B’s Custodian. . Party B’s Custodian shall hold Posted Collateral in the form of Cash in such deposit or investment account as specified by Party A to Party B and reasonably acceptable to Party B’s Custodian.

(ii)

“Transfer of Interest Amount.” The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)	“Alternative to Interest Amount.” Not applicable.
(i)	Additional Representation(s). Not applicable.
(j)	“Other Eligible Support and Other Posted Support.”
(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.
(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.
(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement.
(l)	Addresses for Transfers. As agreed upon between the parties from time to time.

(m)	Other Provisions.

(i)	“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

The higher of the short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
At least “A-2”	2.75	3.25	4.00	4.75
“A-3”	3.25	4.00	5.00	6.25
“BB+” or lower	3.50	4.50	5.75	7.50

(ii)

Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital of this Annex, Paragraph 1(b) or Paragraph 2 of the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to post Eligible Credit Support hereunder. Party A also agrees that it shall pay all costs of transferring Eligible Credit Support required to be delivered by Party A hereunder.

The parties executing this Credit Support Annex have executed the Master Agreement and have agreed as to the contents of this Credit Support Annex.

LEHMAN BROTHERS SPECIAL FINANCING INC.

THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement

Party A	Party B

Name:	Name:
Title:	Title:
Date:	Date:

LEHMAN BROTHERS

Date:	6 April, 2006
To:	Countrywide Home Loans, Inc.
Attention:	Documentation Unit

From:	Lehman Brothers Special Financing Inc.

Mandy Lee - Confirmations Group

Facsimile:	(+1) 646-885-9551 (United States of America)
Telephone:	212-526-9257

Ref. Numbers:    Risk ID: 1155587L, 1155583L / Effort ID: N875951 / Global Deal ID: 2438736, 2438796

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Special Financing Inc. (“Party A”) and Countrywide Home Loans, Inc. (“Party B”) on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 06 June, 1996, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Swap Transaction”.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Trade Date:	15 March, 2006
Effective Date:	22 March, 2006
Termination Date:

25 March, 2011

For purposes of the final Calculation Period on the Floating Amounts, Termination Date will be subject to adjustment in accordance with the Following Business Day Convention, and for purposes of the final Calculation Period on the Fixed Amounts, Termination Date will be subject to No Adjustment.

Notional Amount:

With respect to each Calculation Period, the lesser of (i) the Notional Amount as set forth in Appendix A attached hereto and (ii) the aggregate Principal Balance of the Reference Assets on or about the 15th calendar day of each month, commencing in the month of April 2006.

Referenced Assets:

GSC Capital Corp. Mortgage Trust 2006-1 Class A-1 (Cusip: 126670ZC5), Class A-2 (Cusip: 126670ZD3), Class A-3 (Cusip: 126670YY8), Class M-1 (Cusip: 126670ZE1), Class M-2 (Cusip: 126670ZF8), Class M-3 (Cusip: 126670YW2), Class M-4 (Cusip: 1126670YX0), Class B-1 (Cusip:126670ZA9).

Principal Balance:

As reported on Bloomberg Financial Services, Inc. (“Bloomberg”): by entering the Cusip, <Mtge>, type “pdi4”, <Go>. If Bloomberg fails to publish the aggregate Principal Balance of the Referenced Assets or the parties fail to agree on the aggregate Principal Balance of the Referenced Assets for any Calculation Period, the aggregate Principal Balance of the Referenced Assets shall be determined by the Calculation Agent pursuant to the Sale and Servicing Agreement dated as of March 1, 2006 among CWABS, Inc. as depositor, GSC Capital Corp. QRS Delaware Holdings, Inc., as a seller, Countrywide Home Loans Servicing LP, as master servicer, GSC Capital Corp., as sponsor, GSC Capital Corp. Mortgage Trust 2006-1, as issuing entity, Countrywide Home Loans, Inc., and The Bank of New York, as indenture trustee (the “Sale and Servicing Agreement”) and the Indenture dated as of March 22, 2006, among the Bank of New York, as indenture trustee, and GSC Capital Corp. Mortgage Trust 2006-1, as issuing entity (the “Indenture”).

Floating Amounts:
Floating Amount Payer:	Party A
Floating Amount Payer Period End Dates:	The 25th calendar day of each month, from and including 25 April, 2006 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Amount Payer Payment Dates:	One (1) Business Days prior to each Floating Amount Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 month
Spread:	Inapplicable
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Fixed Amounts:
Fixed Amount Payer:	Party B
Fixed Amount Payer Period End Dates:	The 25th calendar day of each month, from and including 25 April, 2006 to and including the Termination Date, with No Adjustment of Period End Dates.
Fixed Amount Payer Payment Dates:	The 25th calendar day of each month, from and including 25 April, 2006 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Fixed Rate:	5.19% per annum
Fixed Rate Day Count Fraction:	30/360
Business Days:	New York
Additional Payment:	Party B shall pay Party A the sum of USD 1,225,000.00 on the Effective Date subject to adjustment in accordance with the Following Business Day Convention.

Additional Provision:

Netting:

With respect to each Calculation Period, if a Net Payment Amount for such Calculation Period is owed by Party A, then such Net Payment Amount shall be paid by Party A to Party B on the Floating Amount Payer Payment Date, and if a Net Payment Amount for such Calculation Period is owed by Party B, then such Net Payment Amount shall be paid by Party B to Party A on the Fixed Amount Payer Payment Date.

Where,

Net Payment Amount shall mean, for a Calculation Period, the excess of the larger aggregate amount payable and currently owed by one party over the smaller aggregate amount payable and currently owed by the other party.

Miscellaneous:
Calculation Agent:	As stated in the Agreement.
Office:	For the purposes of this Transaction, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1) 646-885-9551 (United States of America), Attention: Confirmations Group.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Special Financing Inc.	Countrywide Home Loans, Inc.
DRAFT ONLY	By: ________________________ Name: Title:

Appendix A
*Calculation Periods up to but excluding the Payment Date scheduled to occur:	Notional Amount (USD):
25 April, 2006	368,619,129.00
25 May, 2006	359,834,441.00
25 June, 2006	351,258,820.00
25 July, 2006	342,887,298.00
25 August, 2006	334,715,021.00
25 September, 2006	326,737,252.00
25 October, 2006	318,949,367.00
25 November, 2006	311,346,851.00
25 December, 2006	303,925,297.00
25 January, 2007	296,680,401.00
25 February, 2007	289,607,964.00
25 March, 2007	282,703,884.00
25 April, 2007	275,964,159.00
25 May, 2007	269,384,879.00
25 June, 2007	262,962,230.00
25 July, 2007	256,692,488.00
25 August, 2007	250,572,015.00
25 September, 2007	244,597,261.00
25 October, 2007	238,764,762.00
25 November, 2007	233,071,135.00
25 December, 2007	227,513,076.00
25 January, 2008	222,087,362.00
25 February, 2008	216,790,844.00
25 March, 2008	211,620,451.00
25 April, 2008	206,573,181.00
25 May, 2008	201,646,106.00
25 June, 2008	196,836,369.00
25 July, 2008	192,141,177.00
25 August, 2008	187,557,806.00
25 September, 2008	183,083,596.00

25 October, 2008	178,715,950.00
25 November, 2008	174,452,334.00
25 December, 2008	170,290,271.00
25 January, 2009	166,227,347.00
25 February, 2009	162,261,204.00
25 March, 2009	158,389,539.00
25 April, 2009	154,610,102.00
25 May, 2009	150,920,701.00
25 June, 2009	147,319,194.00
25 July, 2009	143,803,490.00
25 August, 2009	140,371,545.00
25 September, 2009	137,021,369.00
25 October, 2009	133,751,014.00
25 November, 2009	130,558,582.00
25 December, 2009	127,442,218.00
25 January, 2010	124,400,112.00
25 February, 2010	121,430,497.00
25 March, 2010	118,531,649.00
25 April, 2010	115,701,882.00
25 May, 2010	112,939,553.00
25 June, 2010	110,243,057.00
25 July, 2010	107,610,827.00
25 August, 2010	105,041,333.00
25 September, 2010	102,533,083.00
25 October, 2010	100,084,618.00
25 November, 2010	97,694,516.00
25 December, 2010	95,361,387.00
25 January, 2011	93,083,875.00
25 February, 2011	90,860,657.00
25 March, 2011	88,692,777.00

*with respect to each Fixed Amount Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Amount Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day Convention.

EXHIBIT G

FORM OF SWAP CONTRACT ASSIGNMENT AGREEMENT

ISDA®

International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of March 22, 2006 among:

Lehman Brothers Special Financing Inc. (the “Remaining Party”),

Countrywide Home Loans, Inc. (the “Transferor”)

AND

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator (the “Swap Contract Administrator”) for GSC Capital Corp. Mortgage Trust 2006-1, pursant to a Swap Contract Administration Agreement (the “Swap Contract Administration Agreement”) (the “Transferee”)

The Transferor and the Remaining Party have entered into one or more Transactions (each an “Old Transaction”), each evidenced by a Confirmation (an “Old Confirmation”) attached hereto as Exhibit I, subject to a 1992 ISDA Master Agreement (as defined below) dated as of June 6, 1996 (the “Old Agreement”).

The Remaining Party and the Transferee have entered into an ISDA Master Agreement (the “New Agreement”) dated as of March 22, 2006.

With effect from and including March 22, 2006 (the “Novation Date”), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of each Old Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction (each a “New Transaction”) between them having terms identical to those of each Old Transaction, as more particularly described below, but with the modifications provided for herein.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.

Accordingly, the parties agree as follows: ---

1.	Definitions.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.

2.	Transfer, Release, Discharge and Undertakings.

Reference Number: Global ID: 2438736, 2438796, Effort ID: 875951 – Novation Agreement

The Bank of New York, not in its individual capacity, but solely as Swap Contract

Administrator under the Swap Contract Administration Agreement

March 22, 2006

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)

the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transactions; provided further, for the avoidance of doubt, the Transferee shall not be liable with respect to payments or other obligations due and payable or due to be performed under the Old Transactions on or prior to the Novation Date;

(b)

in respect of each New Transaction, the Transferee and the Remaining Party each undertakes liabilities and obligations towards the other and acquires rights against each other identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date);

(c)

each New Transaction shall be governed by and form part of the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement,, shall be deemed to be a Confirmation between the Remaining Party and the Transferee); and

(d)

it is expressly understood and agreed by the Assignor and Remaining Party to the following: (a) The Bank of New York (“BNY”) is entering into this Novation Agreement solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; and (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under the Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignee under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by Assignor and Remaining Party and any person claiming by, through or under either such party, and (c) The Transferor agrees to indemnify and hold harmless the Swap Contract Administrator with respect to any and all claims under the Old Transaction.

3.	Representations and Warranties.

(a)	On the date of this Novation Agreement and on the Novation Date:

(i)

Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)

The Remaining Party and the Transferor each makes to the other and the Remaining Party and the Transferee each makes to the other the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in the former case with respect to the Old Agreement, and in the latter case with respect to the New Agreement and taking into account the parties entering into and performing their obligations under this Novation Agreement.

Reference Number: Global ID: 2438736, 2438796, Effort ID: 875951 – Novation Agreement

The Bank of New York, not in its individual capacity, but solely as Swap Contract

Administrator under the Swap Contract Administration Agreement

March 22, 2006

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that :

(A)	as of the date hereof, no other party has any interest or obligation in or under the Old Agreement in respect of any Old Transaction (whether by way of security or otherwise) ; and

(B)	as of the Novation Date, all obligations of the Transferor and the Remaining Party under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(b)

The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a)	Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof other than New York General Obligations Laws Sections 5-1401 and 5-1402.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

Reference Number: Global ID: 2438736, 2438796, Effort ID: 875951 – Novation Agreement

The Bank of New York, not in its individual capacity, but solely as Swap Contract

Administrator under the Swap Contract Administration Agreement

March 22, 2006

8.	Notices.

For the purposes of this Novation Agreement and Section 12(a) of the New Agreement, the addresses for notices or communications are as follows: (i) in the case of the Transferor, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Paul Liu, with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to the Transferee and the Remaining Party; (ii) in the case of The Transferee Address: The Bank of New York, 101 Barclay Street - 8W, New York, New York 10286 Attention: AnnMarie Cassano, Facsimile: (212) 815-3986, Phone: (212) 815-8318, or such other address as may be hereafter furnished in writing to the Transferor and the Remaining Party; and (iii) in the case of the Remaining Party, as specified in the Old Confirmation and, for purposes of Sections 5 and 6 of the New Agreement, to the following address:

Address:	Lehman Brothers Special Financing Inc.

c/o Lehman Brothers Inc.

Transaction Management Division

745 Seventh Avenue

New York, NY 10019

Attention:	Documentation Manager
Tel No.	(212) 526-7187
Fax No.	(212) 526-7672

or such other address as may be hereafter furnished in writing to the Transferor and The Transferee.

9.	Payments.

All payments remitted by the Remaining Party under each New Transaction shall be made by wire transfer according to the following instructions:

The Bank of New York

New York, NY

ABA # 021-000-018
GLA # 111-565
For Further Credit: TAS A/C 580185
Attn: Arthur Rea
Phone # 212-815-4800

Maria Tokarz

Assistant Treasurer

The Bank of New York

Structured Finance Services

101 Barclay St. 8 Floor West

New York, NY 10286

Reference Number: Global ID: 2438736, 2438796, Effort ID: 875951 – Novation Agreement

The Bank of New York, not in its individual capacity, but solely as Swap Contract

Administrator under the Swap Contract Administration Agreement

March 22, 2006

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

Lehman Brothers Special Financing Inc.	Countrywide Home Loans, Inc.

By: ............................................	By: ..........................................................
Name:	Name:
Title:	Title:
Date: March 22, 2006	Date: March 22, 2006

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1

By: .............................................

Name:
Title:
Date: March 22, 2006

EXHIBIT H

FORM OF SWAP CONTRACT ADMINISTRATION AGREEMENT

SWAP CONTRACT ADMINISTRATION AGREEMENT

This SWAP CONTRACT ADMINISTRATION AGREEMENT, dated as of March 22, 2006 (this “Agreement”), among THE BANK OF NEW YORK (“BNY”), as Swap Contract Administrator (in such capacity, the “Swap Contract Administrator”) and not in its individual or corporate capacity but solely as Indenture Trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”), and COUNTRYWIDE HOME LOANS, INC. (“CHL”).

WHEREAS, CHL is a party to an interest rate swap agreement between CHL and Lehman Brothers Special Financing Inc. (the “Counterparty”), with a Trade Date of March 15, 2006 and a reference number of 2438736, 2438796, (the “CHL Swap Contract”), a copy of which is attached to this Agreement at Exhibit A;

WHEREAS, CHL is conveying certain mortgage loans and other related assets to a trust fund (the “Trust Fund”) created pursuant to an Indenture, dated as of March 22, 2006 (the “Sale and Servicing Agreement”), between GSC Capital Corp. Mortgage Trust 2006-1, as issuing entity (the “Issuing Entity”) and the Indenture Trustee;

WHEREAS, simultaneously with the execution and delivery of this Agreement, CHL is assigning all of its rights, and delegating all of its duties and obligations (other than its obligation to pay the Additional Payment (as defined in the CHL Swap Contract)), under the CHL Swap Contract to the Swap Contract Administrator, and the terms of the CHL Swap Contract are being amended (such CHL Swap Contract, as amended, the “Swap Contract”) pursuant to the Novation Agreement, dated as of the date hereof (the “Novation Agreement”), among CHL, as transferor, the Swap Contract Administrator, as transferee, and the Counterparty, as remaining party, a copy of which is attached to this Agreement at Exhibit B;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Lehman Brothers Holdings Inc. (the “Guarantor”) is issuing a guaranty dated as of the date hereof (the “Swap Guarantee”) in favor of the Swap Contract Administrator, a copy of which is attached to this Agreement at Exhibit C;

WHEREAS, the parties hereto desire that the Indenture Trustee make remittances to the Swap Contract Administrator as contemplated by and to the extent provided in the Indenture to cover payments due to the Counterparty under the Swap Contract;

WHEREAS, CHL desires that the Net Payments (as defined below) payable by the Counterparty on the Swap Contract and by the Guarantor under the Swap Guarantee be distributed to the Indenture Trustee on behalf of the Trust Estate to be applied for the purposes specified in the Indenture and that the Excess Payments (as defined below) on the Swap Contract and the Swap Guarantee be distributed to CHL;

WHEREAS, CHL and the Indenture Trustee desire to appoint the Swap Contract Administrator, and the Swap Contract Administrator desires to accept such appointment, to distribute funds received under the Swap Contract and the Swap Guarantee to the Indenture Trustee and to CHL as provided in this Agreement, and, in the case of a NIM Issuance, to distribute Excess Payments in accordance with the related Swap Excess Assignment Agreement (each as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned thereto in the Swap Agreement or the Indenture, as the case may be, as in effect on the date hereof.

Benefited Certificates: The Class A Certificates and the Subordinate Certificates.

Excess Payment: For any Distribution Date on or prior to the Swap Contract Termination Date and as to which the Swap Contract or a replacement swap contract is in effect, an amount equal to the excess, if any, of (i) the Net Swap Payment (as defined in the Indenture) received by the Swap Contract Administrator from the Counterparty or from the Guarantor with respect to such Distribution Date over (ii) the Net Payment for such Distribution Date. For any Distribution Date on or prior to the Swap Contract Termination Date but only if neither the Swap Contract nor a replacement swap contract is in effect, zero. For any Distribution Date after the Swap Contract Termination Date, an amount equal to all remaining funds on deposit in the Swap Administration Account.

Indenture Trustee: With respect to a NIM Issuance (if any), the indenture trustee under the indenture pursuant to which the notes related to such NIM Issuance are issued.

Net Payment: With respect to any Distribution Date on or prior to the Swap Contract Termination Date, an amount equal to the sum of (i) any Current Interest and Interest Carry Forward Amounts in respect of the Benefited Certificates, (ii) any Net Rate Carryover in respect of the Benefited Certificates, (iii) any Unpaid Realized Loss Amounts in respect of the Benefited Certificates and (iv) any Overcollateralization Deficiency Amount, in each case remaining unpaid (or in the case of Overcollateralization Deficiency Amount, remaining) following the distribution to the Benefited Certificates of Excess Cashflow pursuant to Section 4.02(d) of the Indenture. With respect to any Distribution Date after the Swap Contract Termination Date, zero.

NIM Issuance: An issuance by a NIM Trust, on or after the date hereof, of asset-backed notes secured by the Class C Certificates.

NIM Trust: A Delaware statutory trust or other special-purpose entity that is the issuer of the securities issued in connection with a NIM Issuance (if any).

Responsible Officer: When used with respect to the Swap Contract Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Swap Contract Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Swap Administration Account: The separate account created and maintained by the Swap Contract Administrator pursuant to Section 3 with a depository institution in the name of the Swap Contract Administrator for the benefit of the Counterparty, CHL and the Indenture Trustee on behalf of the Holders of the Benefited Certificates and designated “The Bank of New York for Countrywide Home Loans, Inc., Lehman Brothers Special Financing Inc. and certain registered Holders of GSC Capital Corp. Mortgage Trust 2006-1, Mortgage-Backed Notes, Series 2006-1”. Funds in the Swap Administration Account shall be held for the Counterparty, CHL and the Indenture Trustee on behalf of the Holders of the Benefited Certificates as set forth in this Agreement.

Swap Excess Assignment Agreement: With respect to a NIM Issuance (if any), an agreement executed on or after the date hereof by CHL, the related NIM Trust and the Swap Contract Administrator (in form and substance reasonably satisfactory to the Swap Contract Administrator), pursuant to which rights to receive certain portions of Excess Payments shall be assigned to such NIM Trust and pursuant to which the Swap Contract Administrator shall agree to distribute Excess Payments to the related Indenture Trustee and CHL (in accordance with the terms of such agreement).

2.	Appointment of Swap Contract Administrator.

CHL and the Indenture Trustee hereby appoint BNY to serve as Swap Contract Administrator pursuant to this Agreement and pursuant to the related Swap Excess Assignment Agreement (if any). The Swap Contract Administrator accepts such appointment, acknowledges the transfer and assignment to it of CHL’s rights and obligations under the Swap Contract pursuant to the Novation Agreement and acknowledges receipt of the Swap Guarantee. The Swap Contract Administrator agrees to exercise the rights referred to above for the benefit of CHL, the Indenture Trustee on behalf of the Trust Estate and the Counterparty, and to perform the duties set forth in this Agreement. In the event of a NIM Issuance, the Swap Contract Administrator further agrees to perform the duties set forth in the related Swap Excess Assignment Agreement for the benefit of CHL, the related NIM Trust and the related Indenture Trustee.

3.	Receipt of Funds; Swap Administration Account.

The Swap Contract Administrator hereby agrees to receive (i) on behalf of CHL and the Indenture Trustee on behalf of the Trust Estate, all amounts paid by the Counterparty under the Swap Contract and by the Guarantor under the Swap Guarantee and (ii) on behalf of the Counterparty, all amounts remitted by the Indenture Trustee pursuant to the Indenture for payment to the Counterparty. The Swap Contract Administrator shall establish and maintain a Swap Administration Account into which the Swap Contract Administrator shall deposit or cause to be deposited on the Business Day of receipt, (x) all amounts remitted by the Indenture Trustee for payment to the Counterparty pursuant to the Swap Contract and (y) all amounts payable by the Counterparty under the Swap Contract and by the Guarantor under the Swap Guarantee. All funds deposited in the Swap Administration Account shall be held for the benefit of the Counterparty, CHL and the Indenture Trustee on behalf of the Holders of the Benefited Certificates until withdrawn in accordance with this Section 3. The Swap Administration Account shall be an “Eligible Account” as defined in the Indenture. The Swap Administration

Account is an “outside reserve fund” within the meaning of Treasure Regulation 1.860G-2(h) and shall not be an asset of any REMIC.

Funds in the Swap Administration Account shall remain uninvested.

The Swap Contract Administrator shall give at least 30 days’ advance notice to the Counterparty, CHL and the Indenture Trustee of any proposed change of location of the Swap Administration Account prior to any change thereof.

4.	Calculations; Distribution of Payments; Delivery of Notices.

The Swap Contract Administrator hereby agrees to make payments based on the information provided by the Indenture Trustee and the Counterparty, and the Swap Contract Administrator shall, absent manifest error, be entitled to rely on information provided by the Indenture Trustee and the Counterparty.

On the Business Day of receipt of any payment from the Counterparty or the Guarantor, the Swap Contract Administrator shall withdraw the amount of such payment from the Swap Administration Account and distribute such amounts sequentially, as follows:

(a)	first, to the Indenture Trustee for deposit into the Swap Account, the applicable Net Payment; and
(b)	second, to CHL, the applicable Excess Payment, in accordance with the following wiring instructions:

[WIRING INSTRUCTIONS TO COME]

On the Business Day of receipt of any payment from the Indenture Trustee for payment to the Counterparty, the Swap Contract Administrator shall withdraw the amount of such payment from the Swap Administration Account and distribute such amounts to the Counterparty in accordance with the wiring instructions specified in the Novation Agreement.

The Swap Contract Administrator shall prepare and deliver any notices required to be delivered under the Swap Contract.

On the Business Day of receipt of any notices, information or reports received by the Swap Contract Administrator from the Counterparty, the Swap Contract Administrator shall provide the same to the Indenture Trustee, including without limitation information regarding any Net Swap Payment or Swap Termination Payment that will be payable by the Swap Contract Administrator to the Counterparty with respect to the next Distribution Date.

5.	Control Rights; Replacement Swap Contract.

The Indenture Trustee shall have the right to direct the Swap Contract Administrator with respect to the exercise of any right under the Swap Contract (such as the right to designate an Early Termination Date following an Event of Default (each such term as defined in the Swap Contract) or under the Swap Guarantee.

Upon the Indenture Trustee obtaining actual knowledge of a Failure to Pay or Deliver (as defined in the Swap Contract), the Swap Contract Administrator, at the direction of the Indenture Trustee, shall demand payment under the Swap Guarantee.

In the event that the Swap Contract is terminated, CHL shall assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract, and the Swap Contract Administrator shall enter into a replacement swap contract procured by CHL and continue to serve as Swap Contract Administrator pursuant to the terms hereof. Any Swap Termination Payment received from the Counterparty shall be used to pay any upfront amount required under any replacement swap contract, and any excess shall be distributed to CHL. In the event that a replacement swap contract cannot be procured, any Swap Termination Payment received from the Counterparty in respect of the termination of the original Swap Contract shall be held in the Swap Administration Account and distributed as provided in Section 4. In the event that a replacement swap is procured and the replacement counterparty pays an upfront amount to the Swap Contract Administrator in connection with the execution of the replacement swap contract, the Swap Contract Administrator shall use such upfront amount to pay any remaining Swap Termination Payment due to the Counterparty in respect of the original Swap Contract, and shall remit to the Indenture Trustee the remaining portion of such upfront amount (based on information provided by the Indenture Trustee) to be included in Interest Funds for the Mortgage Loans and the Principal Distribution Amount for the Mortgage Loans for the following Distribution Date to the extent that a Swap Termination Payment was payable to the Counterparty in connection with the termination of the original Swap Contract and Interest Funds for the Mortgage Loans and the Principal Distribution Amount for the Mortgage Loans for one or more preceding Distribution Dates were used to cover such Swap Termination Payment. Any upfront amount paid by a replacement counterparty that is not (x) used by the Swap Contract Administrator to cover any remaining Swap Termination Payment payable to the Counterparty in respect of the original Swap Contract or (y) remitted by the Swap Contract Administrator to the Indenture Trustee to be included in the Interest Funds for the Mortgage Loans and the Principal Distribution Amount for the Mortgage Loans for the following Distribution Date shall be distributed to CHL.

6.            Representations and Warranties of the Swap Contract Administrator. The Swap Contract Administrator represents and warrants as follows:

(a)

BNY is duly organized and validly existing as a banking corporation under the laws of the State of New York and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations as Swap Contract Administrator under this Agreement.

(b)	The execution, delivery and performance of this Agreement by BNY as Swap Contract Administrator have been duly authorized by BNY.
(c)

This Agreement has been duly executed and delivered by BNY as Swap Contract Administrator and is enforceable against BNY in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

(d)

The execution, delivery and performance of this Agreement by BNY as Swap Contract Administrator will not result in a breach of the organizational documents of BNY and will not violate any applicable law, rule or regulation of the United States or the State of New York.

7.	Certain Matters Concerning the Swap Contract Administrator.
(a)	The Swap Contract Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.
(b)

No provision of this Agreement shall be construed to relieve the Swap Contract Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

(i)           the duties and obligations of the Swap Contract Administrator shall be determined solely by the express provisions of this Agreement, the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Swap Contract Administrator and the Swap Contract Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Swap Contract Administrator and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)          the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Swap Contract Administrator, unless the Swap Contract Administrator was grossly negligent or acted in bad faith or with willful misfeasance; and

(iii)        the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Controlling Party, or exercising any power conferred upon the Swap Contract Administrator under this Agreement.

(c)	Except as otherwise provided in Sections 7(a) and 7(b):
(i)	the Swap Contract Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Swap Contract Administrator may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(iii)

the Swap Contract Administrator shall not be liable, individually or as Swap Contract Administrator, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Swap Contract Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Counterparty, CHL or the Indenture Trustee; provided, however, that if the payment within a reasonable time to the Swap Contract Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Swap Contract Administrator not reasonably assured to the Swap Contract Administrator by the Counterparty, CHL and/or the Indenture Trustee, the Swap Contract Administrator may require reasonable indemnity against such expense, or liability from the Counterparty, CHL and/or the Indenture Trustee, as the case may be, as a condition to taking any such action; and

(v)

the Swap Contract Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it.

(d)

CHL covenants and agrees to pay or reimburse the Swap Contract Administrator, upon its request, for all reasonable expenses and disbursements incurred or made by the Swap Contract Administrator in accordance with any of the provisions of this Agreement except any such expense or disbursement as may arise from its negligence, bad faith or willful misconduct. The Swap Contract Administrator and any director, officer, employee or agent of the Swap Contract Administrator shall be indemnified by CHL and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Swap Contract, the Swap Guarantee or the Novation Agreement or in connection with the performance of any of the Swap Contract Administrator’s duties hereunder or thereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Swap Contract Administrator’s duties hereunder or thereunder. Such indemnity shall survive the termination of this Agreement or the resignation of the Swap Contract Administrator hereunder and under the Swap Contract, the Swap Guarantee and the Novation Agreement.

(e)

Upon the resignation of BNY as Indenture Trustee in accordance with the Indenture, (i) BNY shall resign and be discharged from its duties as Swap Contract Administrator hereunder and (ii) the Person that succeeds BNY as Indenture Trustee shall be appointed as successor Swap Contract Administrator hereunder upon its execution, acknowledgement and delivery of the instrument accepting such appointment in accordance with Section 6.08 of the Indenture, whereupon the duties of the Swap Contract Administrator hereunder shall pass to such Person. In addition, upon the appointment of a successor Indenture Trustee under the Indenture, such successor Indenture Trustee shall succeed to the rights of the Indenture Trustee hereunder.

(f)

In the event of a NIM Issuance, nothing in this Section 8 shall limit or otherwise modify or affect the rights, duties or obligations of the Swap Contract Administrator under the related Swap Excess Assignment Agreement.

8.	Miscellaneous.
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(b)

Each of BNY and CHL hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement.

(c)

The Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Counterparty’s rights explicitly specified herein as if a party hereto.

(d)

This Agreement shall terminate upon the termination of the Swap Contract and the disbursement by the Swap Contract Administrator of all funds received under the Swap Contract and the Swap Guarantee to CHL and the Indenture Trustee on behalf of the Holders of the Benefited Certificates.

(e)

This Agreement may be amended, supplemented or modified in writing by the parties hereto, provided that no amendment shall adversely affect in any material respect the Counterparty without the prior written consent of the Counterparty, which consent shall not be unreasonably withheld.

(f)

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(g)

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)

The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(i)	The article and section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE BANK OF NEW YORK,

as Swap Contract Administrator

By:______________________________________

Name:

Title:

THE BANK OF NEW YORK,

not in its individual or corporate capacity but solely as Indenture Trustee

By:______________________________________

Name:

Title:

COUNTRYWIDE HOME LOANS, INC.

By:______________________________________

Name:

Title:

EXHIBIT A

SWAP CONTRACT

A-1

EXHIBIT B

NOVATION AGREEMENT

EXHIBIT C

SWAP GUARANTEE

EXHIBIT I

FORM OF SWAP GUARANTEE

GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”) and THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-1, pursuant to a Swap Contract Administration Agreement, (“Party B”) have entered into a Master Agreement dated as of March 22, 2006, (the “Master Agreement”), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a “Transaction”), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the “Agreement”). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby agrees to the following:

(a)       Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A under each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement. In case of the failure of Party A to pay punctually any such amounts, Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

(b)       Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

(c)       Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

(d)       This Guarantee shall remain in full force and effect until such time as Party B shall receive written notice of termination. Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

(e)       Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

(f)        Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

1

LEHMAN BROTHERS HOLDINGS INC.

745 SEVENTH AVENUE, NEW YORK, NEW YORK 10019

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC. By:

Name: James J. Killerlane
Title: Vice President
Date: March 22, 2006

2

LEHMAN BROTHERS HOLDINGS INC.

745 SEVENTH AVENUE, NEW YORK, NEW YORK 10019

APPENDIX A

DEFINITIONS

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the Master Servicer.

Account: The Escrow Account, the Collection Account, the Payment Account or any other account related to the Trust Estate or the Mortgage Loans.

Accrual Period: With respect to any Payment Date and each Class of Adjustable Rate Notes, the period commencing on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day immediately preceding such Payment Date. All calculations of interest on the Adjustable Rate Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and on a 360-day year.

Additional Designated Information: As defined in Section 11.02 of the Sale and Servicing Agreement.

Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the Expense Fee Rate.

Adjusted Replacement Upfront Amount: As defined in Section 4.17.

Adjustment Date: As to each Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Payment Date pursuant to Section 4.01 of the Sale and Servicing Agreement, the amount of any such advances being equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date; provided, however, with respect to each REO Property that has not been liquidated, that the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Payment Date pursuant to Section 3.11 of the Sale and Servicing Agreement may be used to offset such advance for the related REO Property.

Amount Held for Future Payment: As to any Payment Date and Mortgage Loans, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Payment Date and (ii) all Scheduled Payments due after the related Due Date.

Applied Realized Loss Amount: With respect to any Payment Date, the sum of the Realized Losses with respect to the Mortgage Loans which shall equal the amount, if any, by which the aggregate Note Principal Balance of Adjustable Rate Notes (after all distributions of principal on such Payment Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and which are to be applied as provided in Section 3.28 of this Agreement.

Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Available Funds Rate: With respect to any Payment Date, a per annum rate equal to (A) the product of (i) 360 divided by the actual number of days in the related Accrual Period and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of Interest Funds for the related Payment Date and the denominator of which is the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes minus (B) a per annum rate, equal to the product of (i) 360 divided by the actual number of days in the related Accrual Period and (ii) the sum of any Net Swap Payments and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain terminations events with respect to the Swap Provider) payable by the Issuing Entity under the Swap Contract for such Payment Date, divided by the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes immediately prior to such Payment Date.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Bankruptcy Code: Title 11 of the United States Code.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Swap Contract, the Swap Contract Assignment Agreement, the Swap Contract Administration Agreement, the Sale and Servicing Agreement and the other documents and certificates delivered in connection with any of the above.

Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

Book-Entry Notes: Any of the Notes that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 4.07 the Indenture). As of the Closing Date, each Class of Offered Notes constitutes a Class of Book-Entry Notes.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Certificates, Owner Trust Certificates or Trust Certificates: The GSC Capital Corp. Mortgage Trust 2006-1, Owner Trust Certificates, Series 2006-1, evidencing the beneficial ownership interest in the Trust and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

CHL: Countrywide Home Loans, Inc.

Class: All Notes bearing the same Class designation as set forth in Section 2.02 of this Indenture.

Class A Principal Distribution Amount: For any Payment Date, the excess of (i) the aggregate Note Principal Balance of the Senior Notes immediately prior to such Payment Date, over (ii) the lesser of (x) 90.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to distributions to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to distributions to be made on that Payment Date minus the OC Floor.

Class A-1 Note: Any Note designated as a “Class A-1 Note” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to payments as set forth herein.

Class A-2 Note: Any Note designated as a “Class A-2 Note” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to payments as set forth herein.

Class A-3 Note: Any Note designated as a “Class A-3 Note” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to payments as set forth herein.

Class A REMIC Notes: The Class A-1 REMIC Notes and Class A-2 REMIC Notes.

Class A-1 REMIC Note: Any Class A-1 Note issued pursuant to Exhibit M to the Trust Agreement.

Class A-2 REMIC Note: Any Class A-2 Note issued pursuant to Exhibit M to the Trust Agreement.

Class A Notes: The Class A-1, Class A-2 and Class A-3 Notes.

Class B-1 Note: Any Note designated as a “Class B-1 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class C Note: Any Note designated as a “Class C Note” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to payments as set forth herein.

Class M Notes: The Class M-1, Class M-2, Class M-3 and Class M-4 Notes.

Class M-1 REMIC Note: Any Class M-1 Note issued pursuant to Exhibit M to the Trust Agreement.

Class M-1 Note: Any Note designated as a “Class M-1 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Class M-2 Note: Any Note designated as a “Class M-2 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Class M-3 Note: Any Note designated as a “Class M-3 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Class M-4 Note: Any Note designated as a “Class M-4 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Closing Date: March 22, 2006.

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) of the Sale and Servicing Agreement with at Countrywide Bank, N.A., which is an affiliate of the Master Servicer, in the name of the Master Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders and designated “Countrywide Home Loans Servicing LP in trust for registered holders of GSC Capital Corp. Mortgage Trust 2006-1”. Funds in the Collection Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the principal balance of the related Mortgage Loan at origination and (y) the outstanding principal balance at the date of determination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Commission: Means the U.S. Securities and Exchange Commission.

Compensating Interest: With respect to any Mortgage Loan, an amount to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 of the Sale and Servicing Agreement which amount in the aggregate in any month shall not exceed one half of the Servicing Fee.

Confirmation: The confirmation, reference numbers Risk ID: 115587L, 1155583L/Effort ID N875951/Global Del ID 2438736, 2438796, with a trade date of March 17, 2006 evidencing a transaction between the Swap Counterparty and CHL relating to the Swap Contract.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to the Indenture Trustee, the designated office of the Indenture Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3883 and with respect to the Owner Trustee, the designated office of the Owner Trustee in the State of Delaware where at any particular time its corporate trust business with respect to the Basic Documents shall be administered, which office at the date of the execution of this Agreement is located at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (Attention: Corporate Trust Administration).

Cumulative Loss Trigger Event: With respect to any Payment Date exists if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) a Cumulative Loss Trigger Event exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:

Distribution Date	Percentage
April 2008 — March 2009	0.15% with respect to April 2008, plus an additional 1/12th of 0.25% for each month thereafter through March 2009
April 2009 — March 2010	0.40% with respect to April 2009, plus an additional 1/12th of 0.30% for each month thereafter through March 2010
April 2010 — March 2011	0.70% with respect to April 2010, plus an additional 1/12th of 0.25% for each month thereafter through March 2011
April 2011 — March 2012	0.95% with respect to April 2011, plus an additional 1/12th of 0.20% for each month thereafter through March 2012
April 2012 and thereafter	1.15%

Current Interest: With respect to each Class of Adjustable Rate Notes and each Payment Date, the interest accrued at the applicable Note Rate for the applicable Accrual Period on the Note Principal Balance of such Class immediately prior to such Payment Date.

Cut-off Date: The later of (x) March 1, 2006 and (y) the date of origination of such Mortgage Loan.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03 of the Sale and Servicing Agreement.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Notes: As defined in Section 4.09 of this Indenture.

Delay Delivery Mortgage Loans: The Mortgage Loans identified on the schedule of Mortgage Loans set forth on Exhibit A-2 to the Sale and Servicing Agreement for which certain of the related Mortgage Note or lost note affidavit is not delivered to the Indenture Trustee on or prior to the Closing Date. The Depositor shall deliver (or cause delivery of) the Mortgage Notes to the Indenture Trustee: (A) with respect to at least 50% of the Mortgage Loans, not later than the Closing Date, (B) with respect to at least an additional 40% of the Mortgage Loans, not later than 20 days after the Closing Date, and (C) with respect to the remaining Mortgage Loans, not later than thirty days after the Closing Date. To the extent that CHL shall be in possession of any Mortgage Note with respect to any Delay Delivery Loan, until delivery of such Mortgage Note to the Indenture Trustee as provided in Section 2.01 of the Sale and Servicing Agreement, CHL shall hold such Mortgage Notes as agent and in trust for the Indenture Trustee.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Trigger Event: With respect to any Payment Date on or after the Stepdown Date, a Delinquency Trigger Event exists if the Rolling Delinquency Percentage equals or exceeds the product of the applicable percentage listed below for the most senior class of Adjustable Rate Notes then outstanding and the Senior Enhancement Percentage:

Class	Percentage
Class A	40.00%
Class M-1	70.25%
Class M-2	86.25%

Class M-3	131.00%
Class M-4	200.00%
Class B-1	422.00%

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Note, the amount set forth on the face thereof as the “Initial Note Principal Balance of this Note” or the “Initial Notional Amount of this Note” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Delinquency Notice: As defined in Section 3.11(c)(iii) of the Sale and Servicing Agreement.

Determination Date: As to any Payment Date, the 15th day of each month or, if such 15th day is not a Business Day, the preceding Business Day; provided, however, that if such 15th day or such Business Day, whichever is applicable, is less than two Business Days prior to the related Payment Date, the Determination Date shall be the first Business Day that is two Business Days preceding such Payment Date.

Due Date: With respect to any Mortgage Loan and Due Period, the due date for scheduled payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

Due Period: With respect to any Payment Date, the period beginning on the second day of the calendar month preceding the month in which such Payment Date occurs and ending on the first day of the calendar month in which such Payment Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to each Rating Agency, the Noteholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Indenture Trustee.

Equity Securities: The Trust Certificate and the Class M-2, Class M-3, Class M-4, Class B-1 and Class C Notes.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)           a failure by the Issuing Entity to pay interest and principal on any Class of Offered Notes or the Principal Distribution Amount with respect to a Payment Date on such Payment Date; or

(ii)          the failure by the Issuing Entity on the final Payment Date to (i) reduce the Note Principal Balance of any of the Offered Notes to zero (ii) to pay the interest due to each Class of Offered Notes; or

(iii)        there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee, the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Offered Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)         there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)          there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Excess Cashflow: With respect to any Payment Date the sum of (i) the amount remaining after the distribution of interest to Noteholders for such Payment Date pursuant to Section 4.02(a)(iii) and (ii) the amount remaining after the distribution of principal to Noteholders for such Payment Date pursuant to Section 4.02(b)(i)(B) or 4.02(b)(ii)(B).

Excess Overcollateralization Amount: With respect to any Payment Date, the excess, if any, of the Overcollateralized Amount for such Payment Date over the Overcollateralization Target Amount for such PaymentDate.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan plus any Subsequent Recoveries received with respect to such Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iv) of the Sale and Servicing Agreement, exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date applicable to the Payment Date immediately following the calendar month during which such liquidation occurred.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Estate under the Exchange Act.

Expense Fee Rate: The sum of (i) the Servicing Fee Rate, (ii) the Lender-Paid PMI Fee Rate, if applicable, and (iii) the Indenture Trustee Fee Rate.

Extra Principal Distribution Amount: With respect to any Payment Date, the lesser of (1) the Overcollateralization Deficiency Amount for such Payment Date and (2) the Excess Cashflow for such Payment Date available for payment thereof pursuant to Section 4.02(c)(i).

Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fair Value Price: As defined in Section 3.11(c)(ii) of the Sale and Servicing Agreement.

Final Certification: The final certification delivered by the Indenture Trustee pursuant to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-3.

Fitch: Fitch, Inc.

Foreclosure Restricted Loan: Any Mortgage Loan that is contractually more than 89 days delinquent as of the REMIC Closing Date which will be identified on Exhibit H to the Sale and Servicing Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: The percentage set forth in the related Mortgage Note for the Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Mortgage Loans.

Senior Notes: ClassA-1, Class A-2 and Class A-3 Notes.

Indenture: The indenture, dated as of March 22, 2006, between the Issuing Entity and the Indenture Trustee, relating to the GSC Capital Corp. Mortgage Trust 2006-1 Notes.

Indenture Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Noteholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Indenture Trustee Fee: As to any Payment Date, an amount equal to one-twelfth of the Indenture Trustee Fee Rate multiplied by the Pool Stated Principal Balance with respect to such Payment Date.

Indenture Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Indenture Trustee and the Depositor, which is 0.009% per annum.

Index: As to any Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

Initial Adjustment Date: As to any Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

Initial Certification: The initial certification delivered by the Indenture Trustee to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-1.

Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

Initial Single Owner: GSC Capital Corp. QRS Delaware Real Estate Holdings, Inc.

Initial Note Principal Balance: With respect to any Note, the Note Principal Balance of such Note or any predecessor Note on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy, any lender-paid mortgage insurance policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and received either prior to or in connection with such Mortgage Loan becoming a Liquidated Mortgage Loan.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: With respect to each Class of Adjustable Rate Notes and each Payment Date, the excess of (i) the Current Interest for such Class with respect to prior Payment Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Payment Dates.

Interest Determination Date: The second LIBOR Business Day preceding the commencement of the related Accrual Period for that Payment Date for the Notes (other than the Class C Notes).

Interest Funds: With respect to any Payment Date, the Interest Remittance Amount for such Payment Date, less the portion of the Indenture Trustee Fee for such Payment Date, plus the Adjusted Replacement Upfront Amount, if any.

Interest Remittance Amount: With respect to any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest collected during the related Due less the Servicing Fee and Lender-Paid PMI Fee, (ii) all interest on prepayments received during the related Prepayment Period with respect to such Mortgage Loans, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to such Mortgage Loans, (iv) all Compensating Interest and (v) Liquidation Proceeds with respect to such Mortgage Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), less (y) all reimbursements to the Master Servicer during the related Due Period for Advances of interest previously made.

Interim Certification: The interim certification delivered by the Indenture Trustee pursuant to Section 2.02 of the Sale and Servicing Agreement in the form attached thereto as Exhibit B-2.

ISDA Credit Support Annex: The International Swaps and Derivatives Association, Inc. form of Credit Support Annex, dated as of March 22, 2006, between the Swap Counterparty and the Swap Contract Administrator

Issuing Entity: GSC Capital Corp. Mortgage Trust 2006-1, a Delaware statutory trust, or its successor in interest.

Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

Item 1119 Party: The Depositor, the Seller, the Master Servicer, any Subservicer, the Indenture Trustee, the Owner Trustee, any originator identified in the Prospectus Supplement, the Swap Counterparty and any other material transaction party, as identified in Exhibit J of the Sale and Servicing Agreement, as updated pursuant to Section 11.04.

Lender-Paid PMI Fee: The fee paid in connection with any lender-paid primary mortgage insurance policy paid to any primary mortgage insurance provider for any Mortgage Loan.

Lender-Paid PMI Fee Rate: The weighted average Lender-Paid PMI Fee for those Mortgage Loans with lender paid primary mortgage insurance is approximately 0.4676% per annum.

Maturity Payment Date: With respect to each Class of Notes, as listed in the table below:

Class of Notes	Payment Date
Class A-1	February 2036
Class A-2	February 2036
Class A-3	February 2036
Class M-1	September 2035
Class M-2	May 2035
Class M-3	March 2035
Class M-4	September 2034
Class B-1	December 2033
Class C	February 2036

LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Payment Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property received in connection with or prior to such Mortgage Loan becoming a Liquidated Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties), less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

Loan-to-Value Ratio: For any first lien Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority Holder: The Holders of Notes evidencing at least 51% of the Note Principal Balance of the Offered Notes.

Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

Master Servicer Advance Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

Maturity Date: As to each Class of Notes, the date set forth below:

Class of Notes	Maturity Date
Class A-1	February 2036
Class A-2	February 2036
Class A-3	February 2036
Class M-1	September 2035
Class M-2	June 2035
Class M-3	April 2035
Class M-4	October 2034
Class B-1	December 2033

Maximum Mortgage Rate: With respect to each Mortgage Loan, the Maximum Note Rate of interest set forth as such in the related Mortgage Note.

Maximum Note Rate: With respect to any Payment Date and the Adjustable Rate Notes, 11.500% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Rate: With respect to each Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) except for any Mortgage Loans with Arrearages, without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.05 of the Sale and Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

Monthly Statement: The statement delivered to the Noteholders pursuant to Section 7.05 of the Indenture.

Moody’s: Moody’s Investors Service, Inc. or any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 of the Sale and Servicing Agreement pertaining to a particular Mortgage Loan and any additional documents delivered to the Indenture Trustee to be added to the Mortgage File pursuant to the Sale and Servicing Agreement and this Indenture.

Mortgage Loan Characteristics: The characteristics for identified under the caption “The Mortgage Pool” in the Prospectus Supplement.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of the Sale and Servicing Agreement) transferred to the Indenture Trustee as part of the Trust Estate and from time to time subject to the Indenture, attached as Exhibit A-1 to the Sale and Servicing Agreement, setting forth in the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)	the Appraised Value;

(iii)	the Initial Mortgage Rate;

(iv)	the maturity date;

(v)	the original principal balance;

(vi)	the Cut-off Date Principal Balance;

(vii)	the first payment date of the Mortgage Loan;

(viii)	the Scheduled Payment in effect as of the Cut-off Date;

(ix)	the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

(x)	a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(xi)	a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a condominium unit, (c) a two- to four-unit residential property, or (d) a Cooperative Unit;

(xii)	whether such Mortgage Loan is a Balloon Mortgage Loan;

(xiii)	[reserved];

(xiv)	[reserved]; and

(xv)	with respect to each Mortgage Loan:

A)	the frequency of each Adjustment Date;

B)	the next Adjustment Date;

C)	the Maximum Mortgage Rate

D)	the Minimum Mortgage Rate;

E)	the Mortgage Rate as of the Cut-off Date;

F)	the related Periodic Rate Cap;

G)	the Gross Margin; and

(xvi)	the purpose of the Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (vi) above for all of the Mortgage Loans in the aggregate.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Indenture Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any Mortgage Loan subject to repurchase by the Seller, the Sponsor, CHL or Master Servicer as provided in Basic Documents, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

Mortgagor: The obligors on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

Net Prepayment Interest Shortfalls: As to any Payment Date and Loan Group, the amount by which the aggregate of the Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds an amount equal to the sum of (a) the Compensating Interest for such Loan Group and Payment Date and (b) the excess, if any, of the Compensating Interest for each other Loan Group for that Payment Date over the Prepayment Interest Shortfalls experienced by the Mortgage Loans in each such other Loan Group during such Prepayment Period.

Net Rate Carryover: With respect to the Adjustable Rate Notes and any Payment Date on which the applicable Note Rate is based upon the Available Funds Rate, the excess of (i) the amount of interest such Class of Adjustable Rate Notes would otherwise have accrued for such Payment Date had the Note Rate for that Class not been determined based on the Available Funds Rate, up to but not exceeding the Maximum Rate, over (ii)the amount of interest such Class accrued for such Payment Date based on the Available Funds Rate.

Net Rate Carryover Amount: With respect to any Class of Notes (other than the Class C Notes) and any Payment Date, the sum of (A) the aggregate of any Net Rate Carryover on such Class of Notes and (B) the Net Rate Carryover Amount for all previous Payment Dates not previously paid pursuant to Section 4.02 of this Indenture, together with interest thereon at the applicable Note Rate, without giving effect to the Available Funds Rate, up to but not exceeding the Maximum Note Rate.

Net Swap Payment: With respect to any Payment Date and payment by the Swap Contract Administrator to the Swap Counterparty, the excess, if any, of the “Fixed Amount” (as defined in the Swap Contract) with respect to such Payment Date over the “Floating Amount” (as defined in the Swap Contract) with respect to such Payment Date. With respect to any Payment Date and payment by the Swap Counterparty to the Swap Contract Administrator, the excess, if any, of the “Floating Amount” (as defined in the Swap Contract) with respect to such Payment Date over the “Fixed Amount” (as defined in the Swap Contract) with respect to such Payment Date.

Non-Book-Entry Note: Any Note other than a Book-Entry Note.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-United States Person : A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

Note: Any one of the notes of any Class executed and authenticated by the Indenture Trustee in substantially the forms attached hereto as Exhibits A-1 through A-3.

Noteholder or Holder: The person in whose name a Note is registered in the Note Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Offered Notes, except that solely for the purpose of giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Note Balance evidenced thereby shall not be taken into account in determining whether the requisite amount of Note Balance necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Note Balance evidenced by a Class of Notes, such Notes shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 8.01 of the Sale and Servicing Agreement) that requires the consent of the Holders of Notes of a particular Class as a condition to the taking of any action hereunder. The Indenture Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Notes are registered in the name of an affiliate of the Depositor.

Note Margin: With respect to any Accrual Period and Class of Adjustable Rate Notes, the per annum rate indicated in the following table:

Class	Note Margin (1)	Note Margin (2)
Class A-1	0.200%	0.400%
Class A-2	0.260%	0.520%
Class A-3	0.350%	0.700%
Class M-1	0.360%	0.540%
Class M-2	0.400%	0.600%
Class M-3	0.520%	0.780%
Class M-4	1.500%	2.250%
Class B-1	1.550%	2.325%

(1)	For any Accrual Period relating to any Payment Date occurring on or prior to the Optional Termination Date.
(2)	For any Accrual Period relating to any Payment Date occurring after the Optional Termination Date.

Note Owner: With respect to a Book-Entry Note, the person that is the beneficial owner of such Book-Entry Note.

Note Principal Balance: As to any Note and as of any Payment Date, the Initial Note Principal Balance of such Note (A) less the sum of (i) all amounts distributed with respect to such Note in reduction of the Note Principal Balance thereof on previous Payment Dates pursuant to Section 4.02 of this Indenture and (ii) any Applied Realized Loss Amounts allocated to such Note on previous Payment Dates pursuant to Section 3.28 of this Indenture and (B) increased by any Subsequent Recoveries allocated to such Class of Notes pursuant to Section 3.28 of this Indenture on such Payment Date.

Note Rate: With respect to any Payment Date and each Class of Adjustable Rate Notes , the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Rate and (iii) the Available Funds Rate for such Payment Date.

Note Register: The register maintained pursuant to Section 4.03 of this Indenture.

Notes: Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class C Notes.

Offered Notes: The Class A-1, Class A-2, Class A-3 and Class M-1 Notes.

Officer’s Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Servicer or the Master Servicer, (ii) in the case of the

Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner or (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Indenture Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such ate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 5.04 or 8.01 of the Sale and Servicing Agreement, or the interpretation or application of the REMIC Provisions such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to Section 8.07 of this Indenture.

Optional Termination Date: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to Section 8.07 of this Indenture.

Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Notes as of any date of determination, all Notes theretofore executed and authenticated under this Agreement except:

(i)           Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; and

(ii)          Notes in exchange for which or in lieu of which other Notes have been executed and delivered by the Indenture Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Payment Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Mortgage Loan, prior to the end of the related Prepayment Period.

OC Floor: For any Payment Date, 0.35% of the Cut-off Date Principal Balance of the Mortgage Loans.

Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Payment Date (after giving effect to distributions in respect of the Principal Remittance Amount for such Payment Date).

Overcollateralization Reduction Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Payment Date and (ii) the Principal Remittance Amount for such Payment Date.

Overcollateralization Target Amount: With respect to any Payment Date (a) prior to the Stepdown Date, an amount equal to 0.45% of the Cut-off Date Principal Balance of the Mortgage Loans and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 0.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Payment Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Payment Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Payment Date.

Overcollateralized Amount: For any Distribution Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the aggregate Note Principal Balance of the Adjustable Rate Notes as of such Payment Date (after giving effect to distributions in respect of the Principal Remittance Amount to be made on such Payment Date).

Owner Trust Estate: The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trustee’s Fee: An annual fee equal to $4,000, payable on each anniversary of the first Payment Date, commencing in April 2006.

Ownership Interest: As to any Note, any ownership interest in such Note including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 3.05 of the Sale and Servicing Agreement in the name of the Indenture Trustee for the benefit of the Noteholders and designated “The Bank of New York, in trust for registered holders of GSC Capital Corp. Mortgage Trust 2006-1”. Funds in the Payment Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

Payment Account Deposit Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

Payment Date: The 25th day of each calendar month after the initial issuance of the Notes, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2006.

Percentage Interest: With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance represented by such Note and the denominator of which is the aggregate Note Principal Balance of the related Class.

Performance Certification: As defined in Section 11.05 of the Sale and Servicing Agreement.

Periodic Rate Cap: As to any Mortgage Loans and the related Mortgage Notes, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating and highest short-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(iii)         commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(iv)         certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

(v)          repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vi)         securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

(vii)       interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term and short term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(viii)      short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency; and

(ix)         such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above).

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Pool Stated Principal Balance: $433,625,287.82.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Notes.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

Prepayment Interest Excess: With respect to any Payment Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall: As to any Payment Date, any Mortgage Loan and any Principal Prepayment received during the related Prepayment Period, the amount, if any, by which one month’s interest at the related Mortgage Rate, net of the related Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: As to any Payment Date and related Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Payment Date occurs (or, with respect to the first Payment Date, the period beginning with the opening of business on the day immediately following the Cut-off Date) and ending on the close of business on the fifteenth day of the month in which such Payment Date occurs.

Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York’s lowest rate of interest.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 of the Sale and Servicing Agreement and Section 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: As to any Payment Date, (a) the sum, without duplication, of: (i) the scheduled principal collected with respect to the Mortgage Loans during the related Due Period or advanced with respect to such Payment Date, (ii) Principal Prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by CHL, the Seller or the Sponsor or purchased by the Master Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by CHL, in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans and (v) all Liquidation Proceeds (to the extent such Liquidation Proceeds related to principal) and Subsequent Recoveries collected during the related Due Period less (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

Privately Offered Notes: The Class M-2, Class M-3, Class M-4, Class B-1 and Class C Notes.

Privately Offered Certificates: Certificates representing regular interests in one or more REMICs issued in exchange for Privately Offered Notes in connection with a REMIC Conversion issued pursuant to Exhibit M to the Trust Agreement.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Prospectus Supplement: The Prospectus Supplement dated March 20, 2006, relating to the public offering of the Offered Notes offered thereby.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan (x) required to be (1) repurchased by the Seller, the Sponsor or CHL or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 of the Sale and Servicing Agreement or (2) repurchased by the Depositor pursuant to Section 2.04 of the Sale and Servicing Agreement, or (y) that the Master Servicer has a right to purchase pursuant to Section 3.11 of the Sale and Servicing Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the first day of the month in which the Purchase Price is to be distributed to Noteholders, and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan.

QRS: A Qualified REIT Subsidiary within the meaning of Section 856(i) of the Code.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency: Moody’s, Fitch and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Mortgage Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Scheduled Payments. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the related Scheduled Payment was reduced. The amount of a Realized Loss on a Liquidated Mortgage Loan will be reduced by the amount of Subsequent Recoveries received with respect to such Liquidated Mortgage Loan.

Record Date: With respect to any Payment Date and the Adjustable Rate Notes, the Business Day immediately preceding such Distribution Date, or if such Notes are no longer Book-Entry Notes, the last Business Day of the month preceding the month of such Distribution Date. With respect to the Class C Notes, the last Business Day of the month preceding the month of a Payment Date.

Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New

York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date.

Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, CHL or the Master Servicer and (iii) which have been designated as such by the Indenture Trustee.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

REIT: A Real Estate Investment Trust within the meaning of Section 856(a) of the Code.

Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Sale and Servicing Agreement, with respect to the Initial Mortgage Loans and the Subsequent Mortgage Loans, and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement, the Subsequent Transfer Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

Relief Act: The Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Relief Act Reductions: With respect to any Payment Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or any similar law, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC Class A Notes: Each Class of notes issued in connection with a REMIC Conversion in exchange for a Classes of Class A Notes then outstanding and bearing the same alpha numeric designation.

REMIC Conversion: The deposit by the Issuing Entity of the Mortgage Loans (but not any REO Properties) pursuant to a pooling and servicing agreement into a New York common law trust with respect to whose assets one or more REMIC elections shall be made, following the occurrence of a TMP Trigger Event and the other preconditions to such conversion set forth in the Indenture and the Trust Agreement. No REMIC Conversion shall occur unless (i) the Master Servicer shall have purchased all REO properties from the Trust Estate at their fair market value and (iii) the entity seeking to separately transfer or hold any Class of the Privately Offered Notes shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Paying Agent and the Note Registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections made in connection with a REMIC Conversion.

Remittance Report: A report prepared by the Master Servicer and delivered to the Indenture Trustee in accordance with Section 4.02 of the Indenture.

REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan substituted by CHL for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit D to the Sale and Servicing Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan; and (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or visa versa; (vii) provide for a prepayment charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan; (ix) constitute the same occupancy type as the Deleted Mortgage Loan; (x) [reserved], (xi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan, (xii) [reserved], and (xiii) comply with each representation and warranty set forth in Section 2.03 of the Sale and Servicing Agreement. Following a REMIC election with respect to the Issuing Entity, the Indenture Trustee shall only permit a Replacement Mortgage Loan to be transferred to the Trust for a period of two years beginning with the Start-up Date.

Reportable Event: Any event required to be reported on Form 8-K, but at a minimum will include:

(a)          entry into a definitive agreement related to the Trust Estate, the Notes or the Mortgage Loans, or an amendment to an Operative Agreement, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)          termination of an Operative Agreement (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)          with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to the Seller, the Depositor, the Master Servicer, any Subservicer, the Indenture Trustee, the Swap Counterparty, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d)          with respect to the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an event of default under this Agreement;

(e)	any amendment to this Agreement;

(f)           the resignation, removal, replacement, substitution of the Master Servicer, any Subservicer or the Indenture Trustee;

(g)          with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Notes has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Notes; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Notes has been materially amended or modified; and

(h)          with respect to the Master Servicer and the Depositor only, a required distribution to holders of the Notes is not made as of the required Payment Date under this Agreement.

Reporting Subcontractor: With respect to the Master Servicer or the Indenture Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Request for Release: The Request for Release submitted by the Master Servicer to the Indenture Trustee, substantially in the form of Exhibits C and D to the Sale and Servicing Agreement, as appropriate.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Delinquency Rate: With respect to any Payment Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates and such Payment Date and the two immediately preceding Payment Dates.

Rule 144A: Rule 144A under the Securities Act.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of February 1, 2006, the Issuing Entity, the Master Servicer, the Indenture Trustee, the Seller and CHL.

Sarbanes-Oxley Certification: As defined in Section 11.05 of the Sale and Servicing Agreement.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Secured Party: A person to whom the Single Owner has pledged Privately Offered Notes and the Owner Trust Certificate to secure indebtedness owed by the Single Owner to such person or a person who has acted as a counterparty to the Single Owner pursuant to a repurchase agreement with regard to Privately Offered Notes and the Owner Trust Certificate.

Securities Act: The Securities Act of 1933, as amended.

Seller: GSC Capital Corp. QRS Delaware Loan Holdings, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Enhancement Percentage: With respect to a Payment Date on or after the Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date over (b) (i) before the Not6e Principal Balances of the Senior Notes have been reduced to zero, the sum of the Nopte Principal Balances of the Senior Notes, or (ii) after the Note Principal Balances of the Senior Notes have been reduced to zero, the Note Principal Balance of the most senior Class of Subordinate Notes outstanding, as of the related Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date.

Senior Notes: Class A-1, Class A-2 and Class A-3 Notes.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09 of the Sale and Servicing Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

Servicing Fee Rate: With respect to each Mortgage Loan and Due Date, the amount set forth in the Mortgage Loan Schedule for such Due Date.

Single Owner: Any one person who is treated for federal income tax purposes as owning directly, or indirectly through one or more entities that are disregarded as entities separate from such person, the Owner Trust Certificate and a 100% Percentage Interest in each Class of Privately Offered Notes.

Sixty-Day Delinquency Rate: With respect to any Payment Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Payment Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Payment Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Payment Date of all Mortgage Loans.

Sponsor: GSC Capital Corp.

Start-up Date: The Indenture Trustee shall designate the REMIC Closing Date as the “Startup Day” of each REMIC within the meaning of Section 860G(a)(9) of the Code.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related mortgagor, and (ii) as of any Payment Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Payment Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Payment Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Payment Date, and (c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.11 of the Sale and Servicing Agreement. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan will be zero on the Payment Date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balances of all Mortgage Loans in the Trust Estate as of such time.

Stepdown Date: The earlier to occur of (a) the Payment Date on which the aggregate Note Principal Balance of the Senior Notes is reduced to zero, and (b) the later to occur of (x) the Payment Date in April 2009 and (y) the first Payment Date on which the aggregate Note Principal Balance of the Senior Notes (after calculating anticipated distributions on such Distribution Date) is less than or equal to 90.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date.

Stepdown Target Subordination Percentage: For any Class of Subordinate Notes, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class M-1	5.40%
Class M-2	4.40%
Class M-3	2.90%
Class M-4	1.90%
Class B-1	0.90%

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, a Subservicer, or the Indenture Trustee, as the case may be.

Subordinate Class Principal Distribution Amount: With respect to any Class of Subordinate Notes and Payment Date will equal the excess of: (1) the sum of: (a) the aggregate Note Principal Balance of the Senior Notes (after taking into account distribution of the Class A Principal Distribution Amount for such Payment Date), (b) the aggregate Note Principal Balance of any Class(es) of Subordinate Notes that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior Class(es) of Notes for such Payment Date), and (c) the Note Principal Balance of the subject class of Subordinate Notes immediately prior to such Payment Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Notes and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date minus the OC Floor; provided, however, that if such class of Subordinate Notes is the only class of Subordinate Notes outstanding on such Payment Date, that Class will be entitled to receive the entire remaining Principal Distribution Amount until the Note Principal Balance thereof is reduced to zero.

Subordinate Notes: The Class M-1, Class M-2, Class M-3, Class M-4 and Class B-1 Notes.

Subsequent Recoveries: As to any Payment Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Sections 3.08 and 3.11 of the Sale and Servicing Agreement) specifically related to such Liquidated Mortgage Loan after the classification of such Mortgage Loan as a Liquidated Mortgage Loan.

Subservicer: Any servicer subservicing any Mortgage Loans pursuant to a subservicing agreement. Such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03 of the Sale and Servicing Agreement.

Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(d) of the Sale and Servicing Agreement, the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

Swap Account: The separate Eligible Account created and initially maintained by the Indenture Trustee pursuant to Section 8.08 hereof.

Swap Adjustment Rate: For any Payment Date, a fraction, the numerator of which is the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Payment Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (b) any Swap Termination Payment payable to the Swap Counterparty for such Payment Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is equal to the Stated Principal Balance of the Mortgage Loans.

Swap Contract: The transaction evidenced by the Confirmation (as assigned to the Swap Contract Administrator pursuant to the Swap Contract Assignment Agreement), a form of which is attached hereto as Exhibit F.

Swap Contract Administration Agreement: The swap contract administration agreement dated as of the Closing Date among CHL, the Indenture Trustee and the Swap Contract Administrator, a form of which is attached hereto as Exhibit H.

Swap Contract Administrator: The Bank of New York, in its capacity as swap contract administrator under the Swap Contract Administration Agreement.

Swap Contract Assignment Agreement: The Assignment Agreement dated as of the Closing Date among CHL, the Swap Contract Administrator and the Swap Counterparty, a form of which is attached hereto as Exhibit G.

Swap Counterparty: Lehman Brothers Special Financing Inc. and its successors.

Swap Guarantee: The guaranty, dated as of March 22, 2006, by the Swap Guarantor in favor of the Swap Contract Administrator, a form of which is attached hereto as Exhibit I.

Swap Guarantor: Lehman Brothers Holdings Inc.

Swap Contract Termination Date: The Payment Date in March 2011.

Swap Counterparty Trigger Event: A Swap Termination Payment that is triggered upon (i) an “Event of Default” under the Swap Contract with respect to which the Swap Counterparty is the sole “Defaulting Party” (as defined in the Swap Contract) or (ii) a “Termination Event” or “Additional Termination Event” under the Swap Contract with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Contract).

Swap Termination Payment: The payment payable to either party under the Swap Contract due to an early termination of the Swap Contract.

Swap LIBOR: A per annum rate equal to the floating rate payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract.

TMP Trigger Event: The occurrence of any event which causes the Issuing Entity to become taxable as a corporation.

Trigger Event: With respect to any Payment Date on or after the Stepdown Date, either a Delinquency Trigger Event with respect to that Payment Date or a Cumulative Loss Trigger Event with respect to that Payment Date.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Note.

Trust or Trust Fund: GSC Capital Corp. Mortgage Trust 2006-1 to be created pursuant to the Trust Agreement.

Trust Agreement: The Amended and Restated Trust Agreement dated as of March 22, 2006, among the Owner Trustee, the Depositor and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Underlying REMIC Class A Certificates: The Underlying REMIC Class A-1 Certificatesand the Underlying REMIC Class A-2 Certificates.

Underlying REMIC Class A-1 Certificate: Any Class A-1 Certificate evidencing a senior interest in the Mortgage Loans and issued pursuant to a pooling and servicing agreement in connection with a REMIC Conversion.

Underlying REMIC Class A-2 Certificate: Any Class A-2 Certificate evidencing a senior interest in the Mortgage Loans and issued pursuant to a pooling and servicing agreement in connection with a REMIC Conversion.

Underlying REMIC Class M-1 Certificate: Any Class M-1 Certificate evidencing a subordinate interest in the Mortgage Loans and issued pursuant to a pooling and servicing agreement in connection with a REMIC Conversion.

Unpaid Realized Loss Amount: For any Class of Adjustable Rate Notes and any Payment Date, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Payment Dates minus (y) any increase in the Note Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Note Principal Balance of that Class pursuant to Section 3.28.